                               AGREEMENT OF LEASE


                                    between


                             RIDGEFIELD ASSOCIATES

                                    Landlord


                                      and


                                BIOMATRIX, INC.

                                     Tenant





                           1125 Pleasant View Terrace
                             Ridgefield, New Jersey





                           Dated as of April 18, 1996

                               TABLE OF CONTENTS

                                                                         Page
                                                                         ----
Article 1        -        Premises and Term of Lease  . . . . . . . .     1

Article 2        -        Possession and Condition
                          of Property . . . . . . . . . . . . . . . .     6

Article 3        -        Rent  . . . . . . . . . . . . . . . . . . . .   9

Article 4        -        Impositions and Utilities . . . . . . . . .     11

Article 5        -        Deposits for Impositions  . . . . . . . . .     15

Article 6        -        Late Charges  . . . . . . . . . . . . . . .     16

Article 7        -        Insurance . . . . . . . . . . . . . . . . .     17

Article 8        -        Damage or Destruction and Use of
                          Casualty Insurance Proceeds . . . . . . . .     22

Article 9        -        Condemnation  . . . . . . . . . . . . . . .     28

Article 10       -        Assignment, Subletting,
                          Mortgages, Etc. . . . . . . . . . . . . . .     31

Article 11       -        Repairs and Maintenance . . . . . . . . . .     34

Article 12       -        Changes, Alterations and Additions  . . . .     35

Article 13       -        Governmental Requirements and
                          Insurance Requirements  . . . . . . . . . .     39

Article 14       -        Equipment . . . . . . . . . . . . . . . . .     40

Article 15       -        Discharge of Liens; Bonds . . . . . . . . .     40

Article 16       -        No Representations by Landlord  . . . . . .     42

Article 17       -        Landlord Not Liable
                          for Injury or Damage, Etc.  . . . . . . . .     43

Article 18       -        Indemnification of Landlord . . . . . . . .     43

Article 19       -        Right of Access . . . . . . . . . . . . . .     45

Article 20       -        Self-Help . . . . . . . . . . . . . . . . .     46

Article 21       -        No Abatement of Rental  . . . . . . . . . .     47

Article 22       -        Permitted Use; No Unlawful
                          Occupancy . . . . . . . . . . . . . . . . .     48

Article 23       -        Events of Default, Conditional
                          Limitations, Remedies, Etc. . . . . . . . .     48

Article 24       -        Notices . . . . . . . . . . . . . . . . . .     56

Article 25       -        Subordination . . . . . . . . . . . . . . .     57

Article 26       -        Certificates by Tenant  . . . . . . . . . .     58

Article 27       -        Consents and Approvals  . . . . . . . . . .     58

Article 28       -        Surrender at End of Term  . . . . . . . . .     59

Article 29       -        Quiet Enjoyment . . . . . . . . . . . . . .     60

Article 30       -        Arbitration . . . . . . . . . . . . . . . .     60

Article 31       -        Invalidity of Certain Provisions  . . . . .     61

Article 32       -        Renewal Option  . . . . . . . . . . . . . .     61

Article 33       -        Waiver of Trial by Jury . . . . . . . . . .     64

Article 34       -        Broker  . . . . . . . . . . . . . . . . . .     64

Article 35       -        Security  . . . . . . . . . . . . . . . . .     65

Article 36       -        Option to Purchase  . . . . . . . . . . . .     66

Article 37       -        Landlord's Right(s) to Require
                          Purchase of the Property by Tenant  . . . .     71

Article 38       -        Environmental Compliance  . . . . . . . . .     74

Article 39       -        Miscellaneous . . . . . . . . . . . . . . .     77

Exhibit A        -        Description of Land . . . . . . . . . . . .    A-1

Exhibit B        -        Definition of Acceptable Letter . . . . . .    B-1

Exhibit C        -        Description of Portion A and Portion B  . .    C-1

Exhibit D        -        Warranty for Roofing Work . . . . . . . . .    D-1

Exhibit E        -        Definition of Permitted Uses  . . . . . . .    E-1

Exhibit F        -        Non-Disturbance Agreement . . . . . . . . .    F-1

                 THIS INDENTURE OF LEASE made as of the 18th day of April, 1996, between RIDGEFIELD ASSOCIATES ("Landlord"), a partnership, having an office c/o A & E Stores, Inc., 1000 Huyler Street, Teterboro, New Jersey, and BIOMATRIX, INC. ("Tenant"), a Delaware corporation, having its principal office and place of business at 65 Railroad Avenue, Ridgefield, New Jersey 07657.


                             W I T N E S S E T H :


                                   ARTICLE 1

                           PREMISES AND TERM OF LEASE

                 Section 1.01. Landlord, for and in consideration of the rentals to be paid and all of the terms, covenants and agreements hereinafter set forth, to be kept, observed and performed by Tenant, does hereby demise and lease to Tenant and Tenant does hereby hire and take from Landlord, subject to the terms, covenants, conditions and reservations hereof, and the Exhibits annexed hereto and made a part hereof:

              the entire building (the "Building") located in the Borough of Ridgefield, County of Bergen and State of New Jersey, commonly known as and by the street number 1125 Pleasant View Terrace; the Building being situate on the parcel of land (the "Land") more particularly bounded and described in Exhibit A annexed hereto and made a part hereof (the Building and the Land being herein sometimes collectively referred to as the "Property");

TOGETHER WITH all easements, appurtenances and other rights and privileges now or hereafter belonging or appertaining to the Property; and

          SUBJECT TO: (i) the estates, interests, mortgages, easements, encroachments, liens, encumbrances and other matters and conditions of title, now or hereafter affecting the Property; (ii) any state of facts an accurate survey or physical inspection of the Property might show; (iii) all zoning regulations, restrictions, rules and ordinances, and other laws and regulations now in effect or hereafter adopted by any government authority having jurisdiction; and (iv) the rights and reservations in favor of Landlord as set forth in this Lease (collectively, the "Encumbrances").

          TO HAVE AND TO HOLD the Property unto Tenant, its successors and permitted assigns, for a term of approximately nine (9) years and ten (10) months (the "Term") (or until such Term shall sooner cease and expire as hereinafter provided) commencing on the date (the "Commencement Date") an Acceptable Letter (as hereinafter defined in Exhibit B annexed hereto and made a part hereof) is received by Landlord, Tenant and/or their respective counsel from the New Jersey Department of Environmental Protection (the "DEP"), and expiring on February 28, 2006 (the "Expiration Date"), both dates inclusive.

          As used herein, the term "Lease Year" shall mean the twelve (12) month period commencing on the Commencement Date and each successive twelve
(12) month period thereafter throughout the Term; provided, however, that if the Commencement Date shall be other than the first day of a calendar month, then the first Lease Year shall consist of: (i) the fractional part of the month in which the Commencement Date shall have occurred; plus (ii) the period comprising the twelve (12) full calendar months next succeeding. The second Lease Year and every subsequent Lease Year of the Term shall cover the same corresponding twelve (12) full calendar months of the first Lease Year last mentioned.

                 Section 1.02. Landlord and Tenant agree to cooperate in obtaining an Acceptable Letter from the DEP. Tenant agrees to make application to the DEP for a Memorandum of Agreement, at its sole cost and expense, within five (5) business days after the receipt of Landlord's approval hereafter described, and to diligently pursue such application; provided that, any materials to be so submitted to the DEP for a Memorandum of Agreement shall be submitted to Landlord within five (5) business days after the execution and delivery of the Lease and shall be subject to the prior approval of Landlord, which approval shall not be unreasonably withheld or delayed. Tenant shall bear the full cost and expense of making application to the DEP (including, without limitation, legal fees, application fees and the cost of all engineering and environmental reports, audits and analyses), except that Landlord shall bear the cost of any legal counsel it retains to review submissions to be made by Tenant to the DEP.

                 (a) Tenant hereby acknowledges and agrees that from and after April 18, 1996 until the earlier to occur of (i) the Commencement Date, or (ii) termination of this Lease pursuant to this Section 1.02, Tenant shall pay to Landlord the sum of $1100.00 per day (the "Daily Fee"), which Daily Fee shall automatically be deducted by, and paid and remitted to, Landlord from the security of $65,025.00 being held by Landlord pursuant to Article 35.

                 (b) If an Acceptable Letter is not obtained by Landlord, Tenant and/or their respective counsel on or before September 30, 1996, time being of the essence, or if, on an earlier date, Landlord, Tenant and/or their respective counsel receives a letter or letter(s) (the "Further Action Letter(s)") from the DEP stating either that additional testing, sampling, investigation or remediation is required or that engineering controls other than those specified on Exhibit B will be required, then Landlord shall retain any amounts due it pursuant to subsection (a) above and shall return to Tenant the balance, if any, of the monies being so held, whereupon this Lease shall automatically terminate and be void and of no force or effect, and the parties hereto shall have no further liability hereunder.

                 (c) (i) Notwithstanding the provisions of subsection (b) above, if the cost of the additional testing, sampling, investigation or remediation required by the DEP in its Further Action Letter(s), singly or in the aggregate, ("Additional DEP Cost"), exclusive of PCB Costs (as hereinafter defined), shall be less than or equal to $30,000, and the additional testing, sampling, investigation or remediation shall not extend beyond September 30, 1996, as determined by Landlord and Tenant in their reasonable discretion prior to the undertaking of such work; then, the payments of the Daily Fee shall continue as set forth in subsection (a) above until such time as the additional testing, sampling, investigation or remediation is completed and an Acceptable Letter is received by Landlord, Tenant and/or their respective counsel, at which time the Commencement Date shall be deemed to occur, and the Lease shall be in full force and effect and the Additional DEP Cost shall be borne equally by Landlord and Tenant. If (A) the aggregate Additional DEP Cost is determined before the contracts(s) therefor are executed to extend Thirty Thousand ($30,000) Dollars, as determined by Landlord and Tenant in their reasonable discretion subject, however, to Landlord or Tenant bearing the excess cost pursuant to subsection (c)(ii) below); or (B) DEP shall issue a final determination which is not an Acceptable Letter; or (C) Landlord and Tenant shall determine, in their reasonable discretion, before the contract(s) are executed, that the additional testing, sampling, investigation or remediation required by DEP in its Further Action Letter(s) shall exceed beyond September 30, 1996; then Landlord and Tenant shall have the right, upon notice to the other, to terminate this Lease, in which event, except for: (A) Landlord's obligation to pay for Landlord's share of the Additional DEP Cost provided for in this subsection (c)(i); (B) Tenant's obligation to pay the Daily Fee and Tenant's share of the Additional DEP Cost provided for in this subsection
(c)(i) and Tenant's obligation not to create, suffer or permit to be created any lien, encumbrance or charge upon the Property; (C) Landlord's obligation to return to Tenant the remaining balance, if any, of the security deposited with Landlord by Tenant pursuant to this Lease after deducting the payments provided for in this subsection (c)(i) and subsection (a) above; and (D) Tenant's obligation, hereby confirmed, to promptly restore the Property to its condition prior to the commencement of the additional testing, sampling, investigation or remediation to the extent reasonably practicable under the circumstances; which obligations shall survive the termination of this Lease, neither party shall have any further obligation to the other under this Lease. Any additional testing, sampling, investigation or remediation to be performed pursuant to this subsection (c) (i) shall be contracted for and performed under the supervision of Tenant; however, Landlord shall be kept apprised of all additional testing, sampling, investigation or remediation contracted for by Tenant and Tenant shall secure Landlord's approval of any such contracts and contractors which approval shall not be unreasonably withheld or delayed. Notwithstanding the provisions of this subsection (c)(i), if the contractor retained by Tenant pursuant to this subsection (c)(i) defaults under the contract or encounters physical conditions at the Property other than hazardous substances or hazardous waste (as such terms are referred to in Article 38) which were not reasonably foreseeable prior to the undertaking of such work, then Landlord and Tenant shall equally bear the additional costs, if any, in excess of $30,000 incurred as a result of the foregoing and shall jointly prosecute a cause of action, if any, against the contractor.

                          (ii)  Notwithstanding the provisions of subsection
(b) above, if the aggregate Additional DEP Cost shall exceed $30,000, exclusive of PCB Costs, and if Tenant agrees within three (3) business days, or Landlord agrees within six (6) business days, following receipt of the Further Action Letter(s) to bear that portion of the Additional DEP Cost which is in excess of $30,000, then, the payments of the Daily Fee shall continue as set forth in subsection (a) above until such time as the additional testing, sampling, investigation or remediation is completed and an Acceptable Letter is received by Landlord, Tenant and/or their respective counsel, at which time the Commencement Date shall be deemed to occur, and the Lease shall be in full force and effect and the first $30,000 of Additional DEP Cost shall be borne equally by Landlord and Tenant. If (A) Landlord agrees to bear the excess cost and the additional testing, sampling, investigation or remediation shall extend beyond September 30, 1996; or (B) DEP shall issue a final determination which is not an Acceptable Letter; and (C) Tenant's obligation, hereby confirmed, to promptly restore the Property to its condition prior to the commencement of the additional testing, sampling, investigation or remediation to the extent reasonably practicable under the circumstances; then Landlord and Tenant shall have the right, upon notice to the other, to terminate this Lease, in which event, except for: (1) Landlord's and Tenant's obligation to pay for one-half of the first $30,000 of Additional DEP Cost; (2)the obligation of the party agreeing to bear the excess cost to pay all excess sums due and not to create, suffer or permit to be created any lien, encumbrance or charge upon the Property;(3) Landlord's obligation to return to Tenant the remaining balance, if any, of the security deposited with Landlord by Tenant pursuant to this Lease after deducting the payments set forth in this subsection (c)(ii) and subsection (a) above; and (4) Tenant's obligation, hereby confirmed, to promptly restore the Property to its condition prior to the commencement of the additional testing, sampling, investigation or remediation to the extent reasonably practicable under the circumstances if Tenant was the party which agreed to bear the excess cost; which obligations shall survive the termination of this Lease, neither party shall have any further obligation to the other under this Lease. Any additional testing, sampling, investigation or remediation to be performed pursuant to this subsection (c)(ii) shall be contracted for and performed under the supervision of the party agreeing to bear that portion of the Additional DEP Cost which is in excess of $30,000 (the "Contracting Party"); however, the other party shall be kept apprised of all additional testing, sampling, investigation or remediation and, to the extent that Tenant is the Contracting Party, Tenant shall secure Landlord's approval to any such contracts and contractors which approval shall not be unreasonably withheld or delayed.

                          (iii)  Notwithstanding the foregoing provisions of
subsection (c)(i)and (c)(ii), if and to the extent that: (A) the Additional DEP Cost relates to work required by the DEP with respect to polychlorinated biphenyls ("PCB's") (disclosed in the Reports as hereinafter defined), then and in that event, irrespective of the cost thereof, Tenant shall pay the first $10,000 of such cost and any additional costs over $10,000 shall be borne equally by Landlord and Tenant except that if the Additional DEP Cost relates to work required by the DEP with respect to PCB's not disclosed in the Reports, the provisions of subsection (c)(i) and (c)(ii) shall govern; and (B) additional testing, sampling, investigation or remediation with respect to PCB's is done at the behest of Tenant and is not required by DEP, then and in that event, the costs thereof shall solely be borne by Tenant, irrespective of the extent of such costs (the foregoing being the "PCB Costs").


                 (d) Landlord and Tenant shall give immediate notice to the other, via facsimile, of any letter, correspondence, notice or other matter received by it from the DEP.

                 (e) Landlord shall have no obligation to deliver possession of that part of the Property to be delivered to Tenant pursuant to
Section 2.01 unless and until Tenant: (i) pays to Landlord, in the manner hereinabove provided, any amounts due to Landlord under this Section 1.02, including, without limitation, all amounts in respect of the Daily Fee and any sums payable by Tenant for Additional DEP Cost under sub-section (c) above; and
(ii) in order to restore the security to be held under Article 35 to the sum of $65,025.00, delivers to Landlord, a sum equal to the difference between $65,025.00 and the monies then being held by Landlord as security under
Article 35 (the "Security Replenishment"), which amount Tenant covenants and agrees to deliver to Landlord within seven (7) business days following the Commencement Date. Notwithstanding the foregoing, Landlord hereby grants Tenant and its representatives (non- exclusive) access to the Property solely to perform any additional testing, sampling, investigation or remediation to be performed pursuant to subsection (c) above.

                 (f) Notwithstanding anything otherwise contained in this Lease to the contrary, in no event shall Tenant conduct any environmental testing with respect to the Property at any time after the execution and delivery of this Lease unless: (i) required to do so by Governmental Requirements (as hereinafter defined); or (ii) Tenant reasonably believes that such environmental testing is necessary or appropriate in order to protect human health, safety or the environment. Section 1.03. Landlord shall, within twelve (12) business days after the mutual execution and delivery of this Lease, (a) remove the pile of debris located on the north side of the Property along the fence line, and (b) clean the two (2) trench drains in the Building located near the compactor in the east bay and inside the roll-up door near the east side of the Building on the Property and remove all debris therefrom.


                                   ARTICLE 2

                                 POSSESSION AND
                             CONDITION OF PROPERTY

                 Section 2.01. Provided Tenant complies with its obligations under Section 1.02(e), Landlord shall deliver possession of the Property to Tenant, less Portion A and Portion B (each as hereinafter defined) to be retained by Landlord pursuant to Section 2.03, one (1) business day following notice to Landlord and/or its counsel of the occurrence of the Commencement Date. Subject to the provisions of Section 2.03: If for any reason whatsoever, Landlord shall fail to so deliver possession of the Property, less Portion A and Portion B, on such date, Landlord shall not be subject to any liability for damages or otherwise for failure to give such possession on such date and the validity of this Lease (and each of the terms and provisions thereof) shall not be impaired thereby, nor shall the same be construed in any wise to extend the term of this Lease, but: (a) the rent payable hereunder solely in respect of that portion of the Property not so timely delivered shall be abated until Landlord shall deliver possession of such portion of the Property to Tenant; (b) for each day that such portion of the Property is not so timely delivered, Tenant shall be entitled to a credit in the amount of Base Rent (as hereinafter defined) otherwise accruing for such day(s), on a prorated basis, against the Base Rent first due and owing under this Lease; and
(c) if such portion of the Property is not so delivered to Tenant within sixty
(60) days following the Commencement Date, Tenant shall have the option, to be exercised within five (5) business days after the expiration of such sixty
(60)-day period, to terminate this Lease, whereupon Landlord shall refund to Tenant such monies previously paid by Tenant on account of Base Rent and security hereunder, and the parties shall then have no further rights and obligations hereunder. Notwithstanding anything hereinabove contained, solely the provisions of Section 2.03 shall apply and control in respect of the delivery of possession of Portion A and Portion B.

                 Section 2.02. Tenant acknowledges and represents to Landlord that it has thoroughly inspected and examined, or caused to be thoroughly inspected and examined, the Property and that it is fully familiar with the physical condition and state of repair thereof, and the condition of title thereto, and Tenant does hereby agree to accept same in its existing condition and state of repair, subject to any and all defects therein, latent or otherwise, "AS IS", and subject to any and all violations noted of record thereon by any governmental authority, and Landlord shall have no obligation to do any work or make any installation, repair or alteration of any kind to or in respect thereof. Further, the taking of possession of the Property or any portion or portions thereof by Tenant shall be conclusive evidence that same are in satisfactory condition at the time such possession is so taken. Tenant hereby expressly acknowledges, represents, warrants and agrees that, except as otherwise expressly set forth in this Lease, no representations, statements, or warranties of any kind, express or implied, as to merchantability, fitness for a particular purpose or use, or otherwise, have been made by or on behalf of Landlord and/or Broker (as hereinafter defined) or their representatives in respect of the Property, the status of title, the physical condition or state of repair thereof, the income, profit potential or expenses of operation thereof, the zoning or other laws, regulations, rules and/or orders applicable thereto or any construction work or alterations intended to be made thereto, Impositions (as hereinafter defined), the use that may be made of the Property or any part thereof, or any other matter or thing affecting or relating to the Property, and that Tenant has relied on no such representations, statements or warranties, but solely on his own examination and inspection of the Property and other investigations pertaining to the alteration or use thereof, and that Landlord shall not in any event whatsoever be liable for any latent or patent defects in the Property, or any claimed misrepresentations or breach of warranties. Tenant hereby further acknowledges and agrees that none of Landlord, its agents or representatives or Broker have any duty to make any disclosures to Tenant about the Property or any matter or thing related thereto.

                 Section 2.03.

                 (a) Notwithstanding anything otherwise contained in this Lease, including, without limitation, Section 2.01, Landlord hereby retains the right to possess and utilize, and have access to, that portion of the Property which is designated as: (i) Portion A of the Property ("Portion A"), as shown on Exhibit C annexed hereto and made a part hereof, through and including December 31, 1996; and (ii) Portion B of the Property ("Portion B"), as shown on Exhibit B, through and including June 30, 1997. Landlord shall use Portion A and Portion B for the storage of racks, equipment, clothing, shoes, handbags and accessories, and uses incidental thereto; the responsibility of insuring such personal property shall be that of Landlord. Landlord agrees not to interfere with Tenant's access to the Property (less Portion A and Portion B); provided, that, Tenant acknowledges that the use by Landlord of Portion A and Portion B shall not be deemed an interference with Tenant's access.

                 (b) From and after the Commencement Date and for each month that Landlord possesses and utilizes Portion A or Portion B, Tenant shall be entitled to a credit of $300.00 per month against the monthly installment of Base Rent then due and owing.

                 (c) Landlord agrees to deliver Portion A and Portion B to Tenant vacant, broom clean and in the condition thereof existing on the Commencement Date, subject to normal wear and tear, except to the extent damage thereto is caused by Tenant.

                 (d) Landlord shall not be subject to liability for damages or otherwise for failure to deliver possession of Portion A or Portion B on the dates provided for above and the validity of this Lease (or any of the provisions thereof) shall not be impaired thereby; the sole remedy of Tenant shall be to remove those items of Landlord's personal property then remaining in Portion A or Portion B, whichever was not timely vacated, to a reputable and insured public warehouse, and if Landlord fails to pay the bill rendered by such public warehouse within ten (10) business days after same has been delivered to Landlord, Tenant may offset the amount thereof against the next installment of Base Rent then due and owing.

                 (e) Landlord shall indemnify and defend Tenant from and hold it harmless against any loss, cost, damage and expense (including reasonable attorneys' fees) arising from claims of third parties by reason of Landlord's use of Portion A and

Portion B from and after the Commencement Date and during the respective period(s) described above.

                 Section 2.04. Without in any way modifying or limiting the provisions of Section 2.02, Landlord hereby assigns to Tenant, without any recourse, representation or warranty whatsoever, the warranty for roofing work performed on the Building made by Hagerman Roofing, dated March 8, 1989, a copy of which is annexed hereto and made a part hereof as Exhibit D.


                                   ARTICLE 3

                                      RENT

                 Section 3.01. Throughout the Term, Tenant shall pay to Landlord, or to such other person(s) as Landlord shall from time to time designate in writing, rent at an annual rental rate (herein sometimes called the "Base Rent") of: (i) THREE HUNDRED ONE THOUSAND SEVEN HUNDRED FIFTY AND 00/100 ($301,750.00) DOLLARS per annum commencing on the Commencement Date and continuing through and including August 31, 1996, in equal monthly installments of TWENTY-FIVE THOUSAND ONE HUNDRED FORTY-FIVE AND 83/100 ($25,145.83) DOLLARS;
(ii) THREE HUNDRED FORTY- FOUR THOUSAND TWO HUNDRED FIFTY AND 00/100 ($344,250.00) DOLLARS per annum commencing on September 1, 1996 and continuing through and including December 31, 1996, in equal monthly installments of TWENTY-EIGHT THOUSAND SIX HUNDRED EIGHTY SEVEN AND 50/100 ($28,687.50) DOLLARS;
(iii) THREE HUNDRED SIXTY-FOUR THOUSAND FIVE HUNDRED AND 00/100 ($364,500.00) DOLLARS per annum commencing on January 1, 1997 and continuing through and including February 28, 1997, in equal monthly installments of THIRTY THOUSAND THREE HUNDRED SEVENTY-FIVE AND 00/100 ($30,375.00) DOLLARS; (iv) FOUR HUNDRED THIRTEEN THOUSAND ONE HUNDRED AND 00/100 ($413,100.00) DOLLARS per annum commencing on March 1, 1997 and continuing through and including February 28, 1999, in equal monthly installments of THIRTY-FOUR THOUSAND FOUR HUNDRED TWENTY-FIVE AND 00/100 ($34,425.00) DOLLARS; (v) FOUR HUNDRED THIRTY-ONE THOUSAND FOUR HUNDRED SIXTY AND 00/100 ($431,460.00) DOLLARS per annum commencing on March 1, 1999 and continuing through and including February 28, 2001, in equal monthly installments of THIRTY-FIVE THOUSAND NINE HUNDRED FIFTY-FIVE AND 00/100 ($35,955.00) DOLLARS; and (vi) FIVE HUNDRED THOUSAND THREE HUNDRED TEN AND 00/100 ($500,310.00) DOLLARS per annum commencing on March 1, 2001 and continuing through and including the Expiration Date, in equal monthly installments of FORTY-ONE THOUSAND SIX HUNDRED NINETY-TWO AND 50/100 ($41,692.50) DOLLARS; Tenant agrees to pay the Base Rent in lawful money of the United States which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, in equal monthly installments aforesaid, in advance, on the first day of each month during the term of this Lease, at the office of Landlord or such other place as Landlord may designate in writing, without any setoff or deduction whatsoever, except: (a) Tenant shall pay the first installment of Base Rent within three (3) days after the execution hereof; (b) provided Tenant is not then in default hereunder, Tenant shall be entitled to a credit of $8,000.00 against the Base Rent first due and owing under this Lease; and (c) as specifically provided for in Sections 2.01(b), 2.03, 8.07, 9.03 and 17.02.

                 If the Commencement Date is not the first day of a calendar month, the first monthly installment of Base Rent shall be due on the Commencement Date and shall be prorated to the end of the calendar month next following in which said Commencement Date occurred, so that subsequent monthly installments of Base Rent will be due on the first day of the second calendar month following the month in which the Commencement Date occurred and on the first day of each subsequent calendar month throughout the term of this Lease.

                 Section 3.02. All Impositions, charges, costs, expenses and sums of any kind which Tenant has assumed or agreed to pay hereunder, together with all interest and penalties that may accrue thereon in the event of Tenant's failure to pay the same as herein provided or otherwise, all other costs, expenses and damages which Landlord may suffer or incur, and any and all other sums which may become due by reason of any default of Tenant or any failure on Tenant's part to perform or comply with the agreements, terms, covenants and conditions of this Lease on Tenant's part to be performed or complied with, and each and every item thereof, shall be and be deemed to be "Additional Rent" hereunder and, in the event of the non-payment thereof, Landlord (in addition to and not in limitation of its other rights and remedies hereunder) shall have all of the rights and remedies in respect thereof as are herein or by law provided in the case of the nonpayment of Base Rent.

                 Section 3.03. If Tenant shall be in arrears in the payment of Base Rent or Additional Rent (herein sometimes collectively referred to as "Rental"), Tenant waives its rights, if any, to designate the items in arrears against which any payments made by Tenant are to be credited and Landlord may apply any of such payments to any such items in arrears as Landlord, in its sole discretion, shall determine, irrespective of any designation or request by Tenant as to the items against which any such payments shall be credited.

                 Section 3.04. No payment by Tenant nor receipt by Landlord of a lesser amount than may be required to be paid hereunder shall be deemed to be other than on account of any such payment, nor shall any endorsement or statement on any check or any letter accompanying any check tendered as payment be deemed an accord and satisfaction and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such payment due or pursue any other right or remedy in this Lease provided in respect thereof or otherwise.

                 Section 3.05. It is the intention of Landlord and Tenant that: (a) Rental be absolutely net to Landlord without any abatement, diminution, reduction, deduction, counterclaim, setoff, or offset whatsoever, except as specifically provided for in Sections 2.01(b), 2.03, 3.01(b), 8.07,
9.03 and 17.02, so that each Lease Year of the Term shall yield, net to Landlord, all Rental; and (b) Tenant pay all costs, expenses and charges of every kind relating to the Property or the maintenance, management and operation thereof that may arise or become due or payable during or after (but attributable to a period falling within) the Term. Tenant covenants to pay the Rental as above and/or hereinafter provided.

                                   ARTICLE 4

                           IMPOSITIONS AND UTILITIES

                 Section 4.01.

                 (a) Tenant covenants and agrees to bear, pay and discharge, as hereinafter provided and as Additional Rent hereunder, any and all of the following items (collectively, "Impositions"):

                          (i) real estate and other taxes and general and special assessments; (ii) personal property taxes, if any;
                 (iii) use, occupancy and/or rent taxes; (iv) water, water meter and sewer rents, rates, and charges; (v) license and permit fees; (vi) any fines, penalties, and other similar governmental charges applicable to the foregoing, together with any interest or costs with respect to the foregoing; and
                 (vii) any other governmental or quasi-governmental levies, fees, rents, assessments, or taxes and charges, general and special, ordinary and extraordinary, foreseen and unforeseen, of any kind and nature whatsoever which Landlord may be obligated to pay by virtue of its ownership and/or leasing of the Property and/or Tenant's operation thereof;

which at any time during the Term are (A) assessed, charged, levied, confirmed or imposed upon or against: (1) the Property, any estate or interest therein, or the use, rental or occupancy thereof; (2) any document to which Tenant is a party creating or transferring any interest or estate in the Property, the use, rental or occupancy thereof, including, without limitation, this Lease; (3) the entity holding the tenant's interest and estate in any of the foregoing; (4) the sidewalks or streets in front of or adjoining the Property; (5) any vault, passageway or space in, over or under such sidewalk or street adjacent or relating to the Property; (6) any other appurtenances of the Property; (7) any personal property, equipment or other facility used in the operation of the Property; and/or (8) the rental or income derived therefrom (or any portion thereof) or any estate or interest therein; or (B) otherwise imposed upon Tenant by the terms of this Lease. Subject to the provisions of Article 5, each such Imposition, or installment thereof, to be paid by Tenant hereunder shall be paid to Landlord not later than twenty
(20) days prior to the due date thereof, that is, the date on which any fine, penalty, interest, or cost may be added thereto or imposed by law for the nonpayment thereof; provided, however, that if by law any Imposition, at the option of the taxpayer, may be paid in installments (whether or not interest shall accrue on the unpaid balance of such Imposition), Tenant may exercise the option to pay the same in such installments, in which event Tenant shall pay Landlord only such installment payments as shall become due prior to the date herein definitely fixed for the expiration of the Term, unless this Lease is terminated by reason of Tenant's default in which event all such installment payments, including those which otherwise would be payable by Tenant subsequent to the termination of this Lease shall be paid by Tenant prior to such date. All of Tenant's obligations hereunder shall survive the Term.

                 (b) It is the intention of the parties that the Base Rent herein reserved is net and that Landlord shall receive same free of all Impositions or other charges relating to the Property, and Tenant shall pay any and all costs, charges, expenses and damages which shall or may be chargeable during the Term against the Property and, except for the execution and delivery of this Lease, would have been payable by Landlord. However, nothing herein contained shall require Tenant to pay any municipal, state or federal corporate income or franchise taxes, or any estate, inheritance, transfer or legacy taxes, imposed upon Landlord, whether based upon the income or capital of Landlord, or any municipal, state, or federal succession or gift taxes of Landlord; provided, nevertheless, that if at any time during the Term the present method of taxation or assessment shall be changed so that in lieu of or in addition to the whole or any part of the taxes, assessments or other charges now levied, assessed or imposed on real estate or the improvements thereon constituting Impositions, there shall be levied, assessed or imposed wholly or partially a franchise tax, capital levy or other tax on real estate as such, or on the use and occupancy thereof, or on the rents or income derived therefrom, or if any such tax or charge, or any part thereof, howsoever called, shall be measured by or based on the Property, the Land or the rents or income derived therefrom, then all such taxes, assessments, levies or charges or the part thereof so measured or based shall be deemed to be included within the definition of the term "Impositions" for the purpose of this Lease.

                 Section 4.02. Any Imposition which Tenant is required to bear, pay or discharge under this Lease, relating to a fiscal period of a taxing authority, a part of which period is included within the Term and a part of which is included in a period of time prior to the Commencement Date or after the expiration of this Lease shall be apportioned (whether or not such Imposition shall be assessed, levied, confirmed, imposed upon or in respect of or become a lien upon the Property, or shall become payable, during the Term) between Landlord and Tenant as of the Commencement Date and/or the expiration of this Lease, as the case may be, so that Tenant shall pay that portion of such Imposition which is attributable to that part of such fiscal period included in the Term and Landlord shall pay or cause to be discharged the remainder thereof; provided, however, that if a termination of this Lease results from any default by Tenant, Tenant shall not be entitled to any such apportionment.

                 Section 4.03. Tenant, after prior notice to Landlord in each instance, shall have the right, at its sole cost and expense and free of any expense to Landlord, to contest the amount or validity, in whole or in part, of any Imposition which Tenant is required to bear, pay or discharge under this Lease by appropriate proceedings, instituted promptly and in good faith and conducted diligently, after payment by Tenant of such Imposition or, if non-payment of such Imposition is permitted by law during the period of such contest, then prior to such payment, in which event, notwithstanding the provisions of Section 4.01, payment of such Imposition may be postponed if, and only so long as:

                 (a) neither the Property nor any part thereof, would, by reason of such postponement or nonpayment, in the determination of any mortgagee holding an interest in the Property (or any interest therein) or in the reasonable judgment of Landlord, be in danger of being forfeited or lost; or Landlord would not be subjected to any other liability, penalty or charge of any kind;

                 (b) Tenant continues to prosecute such proceeding diligently to final adjudication; and

                 (c) in the case of any Imposition(s) which, singly or in the aggregate, cover a period of eighteen (18) months or more, Tenant shall have deposited with Landlord cash or other security reasonably approved by Landlord, in the amount so contested and unpaid, together with all interest and penalties in connection therewith, and all charges as determined by Landlord that may or might be assessed against or become a charge on the Property or any part thereof in such proceedings.

Upon the termination of such proceedings, it shall be the obligation of Tenant to pay Landlord the amount of such Imposition or the part thereof as finally determined in such proceedings, the payment of which may have been deferred during the prosecution of such proceedings, together with all costs, fees (including reasonable attorneys' fees and disbursements), interest, penalties or other liabilities in connection therewith, and, if requested by Tenant, Landlord shall disburse said moneys on deposit with it directly to the taxing authority to whom such Imposition is payable.

Nothing contained in this Section 4.03, or elsewhere in this Article 4, shall be deemed to limit Tenant's obligation to make deposits as provided for in
Article 5.

                 Section 4.04. Any certificate, advice or bill of non-payment of any Imposition, issued by the appropriate official designated by law to make or issue the same or to receive payment of such Imposition, shall be prima facie evidence that such Imposition is due and unpaid at the time or date stated therein.

                 Section 4.05. Tenant covenants and agrees to pay or cause to be paid, as Additional Rent hereunder, as and when same shall become due and payable, all charges for utilities, including, without limitation, air conditioning, heat, water, sewerage, gas, steam, hot water, electricity, light, telephone and communication services, and power furnished to the Property, Tenant, or any other occupant of the Property.

                                   ARTICLE 5

                            DEPOSITS FOR IMPOSITIONS

                 Section 5.01. Supplementing the provisions of Article 4, Tenant agrees that, following an Event of Default by Tenant under Article 4, Tenant shall, on fifteen (15) days prior notice from Landlord, to deposit with Landlord, on the first day of every month during the remaining Term, an amount equal to one-twelfth (1/12) of all Impositions for the then current fiscal tax year(s) and reasonably anticipated increases therein, all as reasonably estimated by Landlord. At least thirty (30) days prior to the due date of any Imposition, Tenant also shall deposit with Landlord such additional amounts as may be necessary to provide Landlord with sufficient funds to pay each such Imposition. Landlord shall hold the moneys so deposited not as a trust fund and, provided Tenant is not in default under this Lease, shall apply the same to the payment of the Imposition for which deposited not later than the last day on which such Imposition may be paid without penalty or interest. If at any time the amount of any Imposition is increased, or Landlord, in its reasonable judgment, deems insufficient the amounts deposited as aforesaid, the monthly deposits thereupon shall be increased and Tenant shall deposit with Landlord, within twenty (20) days after demand, such additional amount or amounts as Landlord may reasonably deem sufficient so that the moneys then available for paying such Imposition, plus the increased monthly deposits and such additional amount or amounts shall be sufficient to pay such Imposition twenty (20) days before such Imposition becomes due and payable. In determining whether Landlord has on hand sufficient moneys to pay an Imposition at least twenty (20) days prior to the due date thereof, deposits for each category of Imposition shall be treated separately. Landlord shall not be obligated to apply moneys deposited for the payment of an Imposition not yet due and payable to the payment of an Imposition that is due and payable. If any interest is earned on said deposits, such interest shall be accumulated and retained with such deposits. If this Lease shall terminate by reason of an Event of Default, all deposits then held by Landlord may be retained by Landlord and may be applied by Landlord on account of any and all sums then or thereafter due from Tenant under this Lease.

                 Section 5.02. Upon a sale, assignment or transfer by Landlord of its interest in the Property, Landlord shall transfer the moneys deposited with it pursuant to the provisions of Sections 5.01 and 7.03 to the party which acquires Landlord's interest and becomes Landlord hereunder. Upon such sale or transfer and notice thereof to Tenant, and provided that Landlord has, in fact, transferred such deposits, Landlord (or any successor landlord) shall be automatically released from all liability with respect to such deposits. The provisions of this Section 5.02 shall apply to each successive transfer of such deposits.

                                   ARTICLE 6

                                  LATE CHARGES

                 Section 6.01. If payment of any item of Rental shall become overdue for ten (10) days beyond the date on which it is due and payable as in this Lease provided, Tenant agrees to pay to Landlord: (a) as and for an agreed upon late charge (and not as a penalty), an amount equal to $.04 for every dollar thereof overdue, which shall immediately become due and payable to Landlord as liquidated damages for the additional administrative, accounting and overhead costs and expenses incurred by Landlord by reason of Tenant's failure to make prompt payment; provided that for the first time in each Lease Year in which such late charge would otherwise be due and payable, it will be due and payable ten (10) days after notice thereof to Tenant (which provision in no way obligates or requires Landlord to give any notices to Tenant in any future occurrences during such Lease Year before such late charge will be due and payable); and (b) an amount equal to the lower of: (i) four (4%) percent in excess of the annual prime rate charged by Citibank, N.A. from time to time; or
(ii) the highest rate permitted by law, calculated on the amount not paid when due, from the due date until the date of payment; and said amounts shall be payable by Tenant without further notice or demand by Landlord. No failure by Landlord to insist upon the strict performance by Tenant of Tenant's obligation to pay all amounts payable to Landlord pursuant to this Article shall constitute a waiver by Landlord of its right to enforce the provisions of this
Article 6 in any instance thereafter occurring.  Nothing contained in this
Article 6 is intended in any way to extend any grace periods or notice periods provided for elsewhere in this Lease, nor shall this Article 6 be construed to be a limitation of or a substitution for any other rights, remedies and privileges of Landlord under this Lease or otherwise. All amounts payable to Landlord pursuant to this Article 6 shall be considered Additional Rent.

                                   ARTICLE 7

                                   INSURANCE


                 Section 7.01.  (a)        Throughout the Term, Tenant, at its
sole cost and expense, shall provide and maintain in force or cause to be provided and maintained in force in respect of the Property, all of the following:

                          (i) Building insurance on an "all risk" basis covering the Building including, without limitation, fire insurance and insurance against loss or damage by lightning, windstorm, tornado, hail, explosion, riot, riot attending a strike, civil commotion, aircraft, vehicle, smoke, vandalism, malicious mischief and other hazards of whatsoever kind now or hereafter covered by the usual "all risk" policy, and damage by water. All such insurance shall be carried and maintained in an amount sufficient to prevent Tenant from becoming a coinsurer under the provisions of any applicable policies of insurance, but in any event, in an amount not less than one hundred (100%) percent of the full replacement value of the Building without deduction for depreciation (including the cost of debris removal, but excluding the cost of excavations, footings and foundations); replacement value shall hereafter be determined from time to time at the request of either party, but not less frequently than required by the standard "agreed amount clause" endorsement (which endorsement shall be attached to the policy), by the insurer or by an insurance appraiser approved by the insurer, it being agreed that no omission on the part of Landlord to request any such determination shall relieve Tenant of its obligation to determine such replacement value as aforesaid. Tenant agrees that such insurance shall never be carried in an amount less than $3,500,000.00.

                          (ii) Insurance against liability for bodily and personal injury, death and property damage, it being agreed that such insurance shall be at least in the limits set forth below or in such higher limits as may from time to time be reasonably required by Landlord in accordance with subsection
                 (a)(vi) of this Section 7.01. Such liability insurance coverage shall be written on a Commercial General Public Liability form (including, without limitation, motor vehicle liability for all owned, non-owned and hired vehicles and property damage coverage), and containing the so-called "occurrence clause", covering specifically all occurrences in, on or about the Property, including any elevators and escalators therein, and all sidewalks adjoining the Property; and such insurance policies shall contain an agreement by the insurer to indemnify and hold Landlord (and Landlord's agents, principals, shareholders, officers, agents, directors and employees) harmless from and against all cost, expense and/or liability arising out of or based upon any and all claims, accidents, injuries and damages mentioned in Article 18 and shall refer expressly to those contractual indemnity provisions contained in Section 18.01 which pertain to the liability coverage required to be carried hereunder. All insurance against liability for bodily and personal injury, death and property damage, shall be written for a combined single limit of not less than $5,000,000 for any single occurrence; and a minimum combined single limit of $1,000,000 shall be written for Water Damage Legal Liability and Sprinkler Leakage Legal Liability.

                          (iii) Boiler and Machinery insurance (if boilers or other pressure vessels exist or are installed) on a broad form basis in an amount not less than one hundred

         (100%) percent of the actual replacement value thereof (including the cost of debris removal), such replacement value to be determined in connection with the replacement value determination required pursuant to subsection (a)(i) of this Section 7.01).

                          (iv) Worker's Compensation, State of New Jersey Temporary Disability Income insurance, and all other statutory forms of insurance now or hereafter prescribed by law and in limits not less than the statutorily required amounts, covering all persons employed by Tenant in connection with the operations of Tenant conducted at the Property or by Tenant or others in connection with any construction thereon, which may be provided by Tenant for all persons employed by Tenant, or by Tenant's contractors for all persons employed by such contractors.

                          (v) Rental insurance utilizing "all risk" coverage in an amount necessary to provide full coverage for not less than one year's Base Rent and Additional Rent.

                          (vi) Such other insurance and/or such higher limits for the insurance coverages prescribed in this Section
                 7.01 as may from time to time be reasonably required by Landlord against the aforementioned or such other insurable hazards as at the time would be insured against by prudent owners of buildings used for business operations of a size, nature and character similar to the Property, including, but not limited to, any excess liability coverage.

                 (b) Prior to the commencement of any Restoration or any Capital Improvement (as such terms are hereinafter defined), and until completion thereof, Tenant shall provide and maintain in force or cause to be provided and maintained in force, in addition to the insurance coverages described in subsection (a) of this Section 7.01:

                          (i) Contractor's Comprehensive and Motor Vehicle Liability insurance naming Tenant as an insured and Landlord as additional insured, for a combined single limit of not less than $5,000,000 for bodily and personal injury and death, and property damage, such insurance to include Operations Property Liability, Contractor's Protective Liability on the operations of all subcontractors, Completed Operations, Contractual Liability (designating the indemnity provisions of all construction agreements), and Motor Vehicle Liability for all vehicles owned, leased or hired by Tenant and for all vehicles owned, leased or hired by contractors or subcontractors, and, if the contractor is undertaking foundation, excavation, or demolition work, an endorsement that such operations are covered and that the "XCU Exclusions" have been deleted; and

                          (ii) Builder's Risk Insurance (standard "all risk" or equivalent coverage) written on a completed value (non-reporting) basis, naming Tenant as an insured and Landlord as additional insured.

                 (c) All insurance obtained or caused to be obtained by Tenant, as required by this Section 7.01 (except for the coverage described in subsection (a)(iv) of this Section), shall be carried in favor of Landlord and Tenant, as their respective interests may appear, and, in respect of any mortgagee of the Property, such insurance, (1) in the case of property insurance or insurance covering any economic loss resulting from any risks covered by any such property insurance, shall name each such mortgagee under a standard New Jersey mortgagee endorsement, and (2) in the case of the insurance described in subsections (a)(ii) of this Section 7.01, shall name each mortgagee as an additional insured, as its interest may appear.

                 Section 7.02.

                 (a) The proceeds under all policies required by any provision of this Lease insuring against damage or destruction of the Property by fire or other casualty shall be payable to Landlord, and all policies shall contain a provision to such effect. All insurance required by any provision of this Lease shall be in such form and shall be issued by responsible insurance companies licensed to do business in the State of New Jersey and with a rating of not less than "A-XII", as rated by Best Insurance Guide, as are reasonably acceptable to Landlord. All policies referred to in this Lease shall be procured, or caused to be procured, for periods of not less than one (1) year. Duplicate originals of all such policies and endorsements thereto, or certificates thereof, and evidence that the premiums therefor have been paid in full shall be delivered to all parties required hereby to be insured thereunder prior to the Commencement Date, and such duplicate originals or renewal policies, or certificates thereof, replacing any policies expiring during the Term shall be delivered to said parties at least thirty (30) days before the date of expiration of any policy, together with proof that the full premiums therefor have been paid. Premiums on policies shall not be financed without Landlord's consent in each instance and, in any event, in any manner whereby the lender, on default or otherwise, shall have the right or privilege of surrendering or cancelling the policies.

                 (b) Tenant and Landlord shall cooperate in connection with the collection of any insurance proceeds that may be due in the event of loss and Tenant and Landlord shall execute and deliver such proofs of loss and other instruments which may be required for the purpose of obtaining the recovery of any such insurance proceeds.

                 (c) Tenant shall not carry (nor shall any subtenants of Tenant carry) any additional or separate insurance (other than liability insurance) concurrent in form or contributing in the event of loss with that required by this Lease to be furnished by Tenant, or in excess of the amounts required by this Lease, unless Landlord, Tenant and any mortgagee are included therein as insureds with loss payable as provided in this Lease (and any such policy that fails to have such inclusion shall, as between Landlord and Tenant, be deemed to have same). Tenant shall promptly notify Landlord if such additional or separate insurance is carried and shall cause originals or copies of the same to be delivered as required in this Lease.

                 (d) Tenant shall not violate or permit to be violated any of the conditions or provisions of any policies procured by it with respect to the Property and Tenant shall timely perform and satisfy or cause to be performed and satisfied the requirements and recommendations of the companies writing such policies (collectively, "Insurance Requirements") so that at all times companies of good standing shall be willing to write and/or continue such insurance.

                 (e) Every policy of insurance required to be obtained by Tenant hereunder shall provide that:

                          (1) no cancellation, material change or reduction thereof shall be effective until at least thirty (30) days after receipt of written notice thereof by all parties insured thereunder; and

                          (2) all losses shall be payable notwithstanding any act, omission or negligence of Tenant, its agents or employees which might, absent such agreement, result in a forfeiture of all or part of such insurance payment and notwithstanding (i) the occupation or use of the Property for purposes more hazardous than permitted by the terms of such policy, (ii) any lease termination proceeding or any foreclosure or other action or proceeding taken pursuant to any provision of any mortgage, or (iii) any change in title or ownership of the Property or any part or parts thereof.

                 (f) Each property and casualty insurance policy and every policy insuring an economic loss resulting from any risks covered by any such property and casualty insurance (whether or not required to be carried hereunder), and each certificate or memorandum thereof, shall contain a clause or endorsement, if obtainable (whether or not additional premium shall be charged therefor) whereby the insurance company waives all rights of subrogation against Landlord and Tenant, whether or not insured parties thereunder, or consents to the release of liability among all such parties. The parties hereby release each other from any and all liability for loss or damage covered by such insurance under a policy containing such a clause or endorsement to the extent of any proceeds paid thereunder.

                 Section 7.03. Following an Event of Default by Tenant under this Article 7, Tenant agrees, on fifteen (15) days prior notice from Landlord, to deposit with Landlord, on the first day of every month during the remaining Term such amounts as Landlord from time to time may reasonably estimate as necessary to pay premiums for insurance as herein covenanted to be furnished by Tenant. At least thirty (30) days prior to the due date of any such premiums Tenant also shall deposit with Landlord such additional amounts as may be necessary to provide Landlord with sufficient funds to pay same. Landlord shall hold the moneys so deposited without interest, not as a trust fund and (provided Tenant is not in default under this Lease) shall apply the same to the payment of the premiums for which deposited not later than the last day on which such premiums may be paid. If at any time the amount of any premium is increased, or Landlord, in its reasonable judgment, deems insufficient the amounts deposited as aforesaid, the monthly deposits thereupon shall be increased and Tenant shall deposit with Landlord, within twenty (20) days after demand, such additional amount or amounts as Landlord may reasonably deem sufficient so that the amount then available for paying such premium, plus the increased monthly deposits and such additional amount or amounts shall be sufficient to pay same twenty (20) days before such premiums becomes due and payable. If any interest is earned on said deposits, such interest shall be accumulated and retained with such deposits. If Tenant is in default under this Lease or if this Lease shall terminate by reason of an Event of Default or otherwise, all deposits then held by Landlord may be retained by Landlord and may be applied by Landlord on account of any and all sums then or thereafter due from Tenant under this Lease or as Landlord shall otherwise determine.

                                   ARTICLE 8

                           DAMAGE OR DESTRUCTION AND
                       USE OF CASUALTY INSURANCE PROCEEDS

                 Section 8.01.

                 (a) If all or any part of the Building shall be damaged or destroyed in whole or in part by fire or other casualty of any kind or nature, ordinary or extraordinary, foreseen or unforeseen, Tenant shall give Landlord immediate notice thereof, and Tenant, at its sole cost and expense, and whether or not the insurance proceeds, if any, shall be sufficient to pay for the necessary repairs, restorations, replacements and rebuilding (collectively, "Restoration"), shall promptly repair, restore, replace and rebuild (collectively, "Restore"), or cause to be Restored, the damaged or destroyed Building at least to the extent of the value, quality and condition and as nearly as possible to the character thereof existing immediately prior to such occurrence, or with such changes or alterations thereto as may be made at Tenant's election in conformity with and subject to the terms and conditions of Article 12 or as may be required by any governmental authorities; provided, however, Tenant's obligation to Restore is subject to subsection (b) of this
Section 8.01.

                 (b) Notwithstanding the foregoing provisions of subsection (a) of this Section 8.01, in the event that Tenant exercises the option to purchase the Property, in the manner and as provided for in Article 36, or if Landlord exercises the Right to Sell (as hereinafter defined in Article 37), then, provided that the Closing or the Sale Closing (each as hereinafter defined) shall occur in accordance with Articles 36 or 37, as the case may be, Tenant shall have no obligation to Restore. In such event, any insurance proceeds received by Landlord in connection with damage and destruction to the Building from insurance maintained or caused to be maintained by Tenant (other than rental insurance proceeds), less the reasonable expenses (including reasonable attorneys' fees and disbursements) paid or incurred in collecting such proceeds and in performing necessary repairs to secure the Property, together with the interest earned thereon (Landlord hereby agreeing to maintain such proceeds in an interest-bearing account), shall be a credit against the Purchase Price or the Sale Purchase Price (each as hereinafter defined), as the case may be; provided that, if such insurance proceeds are not received by Landlord prior to the Closing or the Sale Closing, as the case may be, then, in lieu of such credit, Landlord shall assign its interest in such insurance proceeds (less such expenses) to Tenant at the Closing or the Sale Closing, as the case may be.

                 Section 8.02.

                 (a)       If Tenant shall have the obligation to Restore under
Section 8.01, subject to Tenant's compliance with the other provisions of this Article and provided that no Event of Default by Tenant shall exist hereunder, Landlord shall pay over to Tenant, in the manner provided in subsection (c) of this Section 8.02, or to such other person(s) who may be entitled to receive the same, any insurance proceeds which may be received by Landlord in connection with damage and destruction to the Building from insurance maintained or caused to be maintained by Tenant (other than rental insurance proceeds), but in no event to any extent or in any sum exceeding the amount actually received or collected by Landlord in connection with such damage or destruction of the Building; provided, however, that before paying such proceeds over to Tenant, Landlord shall first be entitled to reimburse itself therefrom to the extent, if any, of the reasonable expenses (including reasonable attorneys' fees and disbursements) paid or incurred by Landlord in the collection of such proceeds.

                 (b)      Prior to the commencement of any Restoration:

                          (i) Tenant shall furnish to Landlord for its prior approval a complete set of working plans and specifications for the Restoration, prepared by architects and engineers licensed in New Jersey, selected by Tenant, subject to the prior approval of Landlord ("Tenant's Architect(s)" and "Tenant's Engineer(s)", respectively), not to be unreasonably withheld or delayed;

                          (ii) the plans and specifications shall have been approved by all governmental authorities (and interested public utilities) having or claiming jurisdiction, and copies of such approvals, and all permits, authorizations, certificates and licenses required in connection with the performance of the Restoration by all governmental authorities (and interested public utilities) having or claiming jurisdiction shall have been furnished to Landlord;

                          (iii) a list of all contractors, subcontractors, engineers and architects proposed to be used by Tenant shall have been submitted to, and approved by, Landlord, and copies of the proposed contracts and other agreements with such parties shall have been submitted to, and approved by, Landlord; the foregoing approvals of Landlord in this clause
                 (iii) provided for shall not be unreasonably withheld or delayed;

                          (iv) Tenant shall furnish to Landlord certificates evidencing the insurance coverage required pursuant to Section 7.01(b) of this Lease; and any increases in insurance premiums relating to the Restoration or otherwise shall have been paid; and

                          (v) a detailed cost estimate for the Restoration, prepared by Tenant's Architect(s), Tenant's Engineer(s) or approved general contractor, shall have been furnished to Landlord, together with a cash deposit, letter of credit or surety bond reasonably acceptable to Landlord in the amount equal to 110% of the excess, if any, of the estimated cost of Restoration over the net insurance proceeds available to Tenant; if at any time Tenant's Architect(s) or Tenant's Engineer(s) shall, at their or Tenant's initiative or at Landlord's request that such cost estimate be reviewed, determine that such detailed cost estimate for the Restoration should be increased, then the cash deposit, letter of credit or surety bond previously furnished to Landlord shall be augmented by Tenant, on demand, delivering to Landlord additional collateral reasonably requested by Landlord.

                 (c) The insurance proceeds shall be paid to Tenant in installments as the Restoration progresses, upon application to be submitted by Tenant to Landlord showing the cost of the Restoration incurred since the last previous application. The amount of each installment of such proceeds to be paid to Tenant shall be such proportion of the total proceeds received by Landlord (less the expenses and charges permitted to be deducted therefrom, as aforesaid) as the value of the labor and materials theretofore incorporated in the Restoration bears to the total estimated cost of the Restoration, less (x) all payments theretofore made to Tenant out of such proceeds, and (y) the greater of (i) the actual retainage called for by the construction agreement(s) for such Restoration, or (ii) ten (10%) percent of the amount so determined, until completion of the Restoration. Upon completion of the Restoration by Tenant, and upon application for payment submitted by Tenant to Landlord and compliance with the conditions set forth in Section 8.03, the balance of any and all proceeds held by Landlord shall be paid first to each of Tenant's contractors in payment of the amounts due and remaining unpaid on account of work performed in connection with the Restoration and any amounts retained under such contracts, and the balance of the proceeds, if any, shall be paid to Tenant.

                 (d) If any vendor's, mechanic's, laborer's, or materialman's lien shall be filed against the Building or any part thereof, Tenant shall promptly comply with its obligations under Article 15 hereof and pending compliance therewith Landlord shall withhold from the disbursement of insurance proceeds an amount equal to 125% of such lien.

                 (e) If the insurance proceeds shall be insufficient for the purpose of paying for any Restoration, Tenant shall nevertheless be required to make the Restoration and shall deposit with Landlord any additional sums required to complete the same in the manner prescribed by this Article 8. Until such deposit is made with Landlord, Landlord shall have no obligation to make any disbursements of insurance proceeds as contemplated in this Article 8 or otherwise.

                 Section 8.03. The following shall be further conditions precedent to each payment to be made to Tenant or otherwise as provided in
Section 8.02 hereof:

                 (a) there shall be delivered to Landlord, at the time of each request for a disbursement of insurance proceeds:

                          (1) a certificate of Tenant's Architect(s) in charge of such Restoration setting forth the following: (i) that the sum then requested to be disbursed either has been paid and/or is then justly due to contractors, subcontractors, materialmen, engineers, architects or other persons (whose names and addresses shall be stated) who have rendered or furnished services or materials for the Restoration and giving a brief description of such services and materials and stating in reasonable detail the progress of the Restoration up to the date of said certificate; (ii) that so far as is known to the Architect after due inquiry no part of such expenditures has been or is being made the basis, in any previous or then pending request, for the disbursement of insurance proceeds or has been made out of the proceeds of insurance received by Tenant; (iii) that the sum then requested to be disbursed, plus all sums previously disbursed, does not exceed the value of the Restoration insofar as actually accomplished up to the date of such certificate; (iv) that except in the case of the final request for payment by Tenant, in the opinion of the Tenant's Architect(s), the remainder of the amount then held by Landlord will be sufficient to pay in full for the completion of the Restoration, and estimating, in reasonable detail, the total remaining costs of completion of such Restoration; and (v) in the case of the final request for payment by Tenant, that the Restoration has been completed in accordance with the plans and specifications therefor and all Governmental Requirements (as hereinafter defined);

                          (2) the contractors' requisitions for payment which, in addition to setting forth the amount then claimed to be due for work, labor and materials performed and furnished, as approved by the Architect, shall certify that, except for such amounts as shall then be due, there is no outstanding indebtedness known, after due inquiry, which is then due and payable for work, labor, services or materials in connection with the Restoration; and

                          (3) in the case of the final request for payment, lien waivers from all contractors and materialmen that have performed work or furnished materials in connection with the Restoration.

                 (b) at the time of making any such payment to Tenant, no Event of Default shall exist hereunder.

                 Section 8.04. Tenant agrees that Landlord shall have the right to participate in the adjustment of property and casualty insurance claims, and to approve the compromise and/or settlement of any property or casualty insurance claims relating thereto, which approval shall not be unreasonably withheld.

                 Section 8.05. With respect to any and all Restoration of the Building, irrespective of the cost or estimated cost thereof, Tenant shall:

                 (a) perform such Restoration or cause the same to be performed in accordance with all Governmental Requirements and Insurance Requirements applicable thereto; and

                 (b) commence any such Restoration within ninety (90) days after the occurrence causing the need therefor and diligently and continuously prosecute same to completion; provided that, if Tenant is prevented from commencing such Restoration within such ninety (90)- day period because of strike, labor troubles or any cause whatsoever beyond Tenant's reasonable control (which shall in no event include an absence or lack of funds to Restore), including government preemption in connection with a National Emergency or by reason of any rule, order or regulation of any department or subdivision thereof of any government agency or by reason of the conditions of supply and demand which have been or are affected by war or other emergency, then, provided Tenant is not otherwise in default hereunder, until such time as such reason is removed, Tenant's obligation to commence such Restoration shall be excused.

                  Section 8.06. This Lease shall not terminate (except as specifically provided in Section 8.01(b)), be forfeited or otherwise affected in any manner, and there shall be no reduction or abatement of the Rental payable hereunder, by reason of damage to or total, substantial or partial destruction of the Building or any part thereof, or by reason of the untenantability of the same or any part thereof, for or due to any reason or cause whatsoever, and Tenant, notwithstanding any present or future law or statute, waives any and all rights to quit or surrender the Property or any part thereof by reason of any damage or destruction of the Property or otherwise. Tenant agrees that its obligations hereunder, including, but not limited to, the obligation to pay Rental, shall not be impaired or otherwise affected by reason of any casualty, and shall continue as though the Building had not been damaged or destroyed, without abatement, set-off, suspension, diminution or reduction of any kind.

                 Section 8.07. Notwithstanding anything to the contrary contained herein: (a) Tenant shall receive a credit against Rental payable hereunder to the extent damage or destruction occurs and Landlord receives rent insurance proceeds on account thereof (such credit to be equal to such net insurance proceeds Landlord so receives); and (b) if this Lease shall terminate for any reason prior to completion of the Restoration in accordance with the provisions of this Article 8 or otherwise, then, subject to the provisions of
Section 8.01(b), the amount of any insurance proceeds allowed or retained for Restoration of the Building which shall not have been previously applied to that purpose shall become the property of and shall be paid over to Landlord.


                                   ARTICLE 9
                                  CONDEMNATION
                 Section 9.01.

                 (a) If at any time prior to or during the Term, the whole or substantially all of the Property shall be taken for any public or quasi-public purpose by any lawful power or authority by the exercise of the right of condemnation or eminent domain or by agreement between Landlord and those authorized to exercise such right, this Lease and the Term shall terminate and expire on the date of taking (as hereinafter defined) and the Rental payable by Tenant hereunder shall be apportioned and paid to the date of taking.

                 (b) If the whole or any part of the Property shall be taken or condemned as provided in this Article, the aggregate of all awards and/or damages (collectively, the "award") made to Landlord and Tenant, and any other persons claiming by, through or under any of them, in respect of such taking (other than any separate awards made to permitted subtenants for loss of trade fixtures and/or relocation expenses) shall be paid out and distributed to Landlord, subject to the provisions of Section 9.03, and Tenant hereby waives, releases and relinquishes any and all claims, awards or damages predicated on the value of the unexpired Term of this Lease or otherwise and assigns same to Landlord.

                 (c) In case of any taking and whether or not this Lease shall terminate by reason thereof, each of the parties agrees to execute any and all documents that may be required in order to effect and facilitate the collection of the award for the taking.

                 (d) Notwithstanding the foregoing, nothing contained herein shall prohibit Tenant from maintaining a separate action for the value of Tenant's trade fixtures, moveable office furniture and equipment, provided such items were paid for solely by Tenant and that such action does not delay, diminish or otherwise adversely affect Landlord's claim.

                 Section 9.02. For purposes of this Article 9, the following terms shall have the following meanings:

                 (a) "substantially all of the Property" shall be deemed to mean such portion of the Property as, when so taken, would, in the reasonable judgment of Landlord, leave remaining a portion of the Property which, due either to the area so taken or the location of the part so taken in relation to the part remaining, would not, under economic conditions or under zoning or other applicable laws or building regulations then existing or prevailing, and after performance of all covenants, agreements, terms and provisions herein to be performed by Tenant, accommodate a new or reconstructed building of a character, type and size which could be used for the permitted uses hereunder at the date of such taking. If Landlord and Tenant shall disagree as to whether or not "substantially all of the Property" has been taken, such dispute shall be resolved by arbitration in accordance with the provisions of Article 30. In any event, a taking that affects 90% of the Property shall be deemed to mean "substantially all of the Property".

                 (b) "date of taking" shall be deemed to be the date on which the whole or substantially all of the Property, or a part thereof, as the case may be, shall have vested in any lawful condemning authority, or the date on which actual possession thereof is acquired, whichever shall be earlier.

                 Section 9.03.

                 (a) If less than substantially all of the Property shall be so taken, this Lease and the Term shall continue (except that this Lease shall terminate in respect of the portion of the Property taken) without abatement or diminution of the Rental (except that Base Rent shall be recalculated on the basis of the gross leasable area of the Building remaining following the taking and the Restoration of such remaining portion) or of any of Tenant's other obligations hereunder. Tenant, at its sole cost and expense, whether or not the award, if any, shall be sufficient for the purpose, shall proceed diligently to Restore any remaining part of the Building not so taken, so that the same shall be complete, rentable, self-contained architectural unit, in good condition and repair, and, to the extent practicable, of a size and condition substantially similar to the size and character of the Building existing immediately prior to such taking.

                 (b) In the event of any taking of less than substantially all of the Property that results in Restoration of the Building being required of Tenant hereunder, then the award in respect of such taking shall, subject to the prior rights of any mortgagee of the Property, be paid to Landlord and disbursed to Tenant for the purpose of Restoration in the manner set forth in
Article 8, provided, however, that any balance of the award remaining after completion of Restoration shall be retained by Landlord.

                 (c) Restoration shall be performed in accordance with and subject to the provisions of Articles 8 and 12.

                 (d) Each of the parties agrees to execute any and all documents that may be required in order to effect and facilitate collection of the award.

                 Section 9.04. Notwithstanding the foregoing provisions of Sections 9.01 and 9.03, in the event that Tenant exercises the option to purchase the Property, in the manner and as provided for in Article 36, or if Landlord exercises the Right to Sell (as hereinafter defined in Article 37), then, provided that the Closing or the Sale Closing (each as hereinafter defined) shall occur in accordance with Articles 36 or 37, as the case may be, Tenant shall have no obligation to Restore. In such event, any award received by Landlord in connection with such taking, less the reasonable expenses (including reasonable attorneys' fees and disbursements) paid or incurred in collecting such award and in performing necessary repairs to secure the Property, together with the interest earned thereon (Landlord hereby agreeing to maintain such award in an interest-bearing account), shall be a credit against the Purchase Price or the Sale Purchase Price (each as hereinafter defined), as the case may be; provided that, if such award is not received by Landlord prior to the Closing or the Sale Closing, as the case may be, then, in lieu of such credit, Landlord shall assign its interest in such award (less such expenses) to Tenant at the Closing or the Sale Closing, as the case may be.

                 Section 9.05. In case of any governmental action not resulting in the taking or condemnation of any portion of the Property but creating a right to compensation therefor, such as (without limitation) the change of grade or widening of any street upon which the Property abuts, or if less than the fee title to all or any portion of the Property shall be taken or condemned, this Lease shall continue in full force and effect without reduction or abatement of Rental and the entire award therefor shall belong to Landlord. Subject to the provisions of Section 9.04, Tenant hereby waives any and all claims, and assigns to Landlord and releases and relinquishes all of its interest in and to any award, damages or other compensation of any kind resulting from or predicated upon a change of grade or street widening or other similar governmental action as contemplated by this Section 9.05.

                 Section 9.06. In addition to and notwithstanding anything to the contrary contained herein, the amount of any award or payment allowed or retained for Restoration of the Property which shall not have been previously applied to that purpose shall become the property of and shall be paid over to Landlord, if this Lease shall terminate for any reason prior to completion of the Restoration in accordance with the provisions of this Article 9 (subject to the provisions of Section 9.04).

                                   ARTICLE 10

                    ASSIGNMENT, SUBLETTING, MORTGAGES, ETC.

                 Section 10.01. Tenant, for itself and its heirs, legal representatives, successors and assigns, covenants and agrees that it shall not assign, mortgage, pledge or otherwise encumber, transfer or dispose of this Lease, Tenant's interest therein or the Property, in whole or in part, whether by operation of law or otherwise, nor sublet the Property, in whole or in part, nor suffer or permit the Property or any part thereof to be used or occupied by others, without the prior written consent of Landlord in each instance. Any sale, assignment, transfer or other disposition or pledge or other encumbrance of the issued or outstanding capital stock of any corporation which is Tenant under this Lease or which is a general partner of any partnership that is Tenant under this Lease (other than a corporation whose stock is publicly traded on a national stock exchange), or any issuance of additional stock in any such corporation, if such sale, assignment, transfer or other disposition or the issuance of such additional stock will result in a change of the controlling stock ownership of such corporation as held by the shareholders thereof on the date when such corporation became Tenant under this Lease (or a general partner thereof) pursuant to the terms hereof, or any sale, assignment, redemption, transfer or other disposition of any general partner's interest or any part thereof in a partnership which is Tenant under this Lease or any admission of a new general partner to a partnership which is Tenant under this Lease (or a general partner thereof), is herein collectively referred to as a "Transfer" and shall be deemed to be an assignment of this Lease. For the purposes hereof, a consolidation or merger of a corporation which is Tenant under this Lease shall be deemed to be an assignment of this Lease by operation of law. In any event, if this Lease be assigned or if a Transfer is made, or if all or any part of the Property be sublet, except in compliance with this Article, Landlord may collect the Rental from the then assignee, Transferee or subtenant, and apply the net amount collected to the Rental reserved herein, but no such assignment, Transfer, subletting or collection shall be deemed a waiver of any agreement, term, covenant or condition hereof, or the acceptance of the assignee, Transferee or subtenant as Tenant, or a release of Tenant from the performance or further performance by Tenant of the agreements, terms, covenants and conditions hereof, and Tenant shall continue to be liable hereunder in accordance with the agreements, terms, covenants and conditions hereof. Neither the consent by Landlord to, nor the delay or failure of Landlord in any instance to insist upon or to enforce any of the obligations of Tenant hereunder in respect of any assignment, mortgage, pledge, encumbrance, Transfer, subletting or underletting, shall not in any way be construed to relieve Tenant, or any succeeding Transferee, successor or assignee of this Lease, or any person claiming any right, title or interest by, through or under Tenant, or by, through or under any succeeding Transferee, successor or assignee of this Lease, from its obligations under this Lease in respect of any further assignment, mortgage, pledge, encumbrance, Transfer, subletting or underletting in each and every subsequent instance. Without limiting any of Tenant's obligations in respect of a permitted assignment or sublease, Tenant (or any subsequent assignor or sublessor under a sublease) shall comply with any and all laws, ordinances and regulations applicable to such assignment or subletting (including, without limitation, all obligations to pay all taxes, fees and charges arising therefrom or in connection therewith). No assignment, subletting or Transfer, or the consent of Landlord thereto, shall release, relieve, or discharge Tenant (or any subsequent assignee, subtenant or Transferee)from the performance of any of Tenant's obligations hereunder then or thereafter to be performed hereunder.

                 Section 10.02. Notwithstanding the foregoing, provided that Tenant shall not have defaulted hereunder, Landlord shall not unreasonably withhold or delay its consent to a proposed assignment of this Lease or subletting of the Property, subject to all of the following conditions: (a) Tenant shall notify Landlord, in writing, of such proposed assignment or subletting not less than ninety (90) days prior to the date Tenant proposes to assign the Lease or sublet the Property, as the case may be; (b) the assignee shall be reputable and shall have, in the judgment of Landlord, sufficient financial worth to perform the obligations of Tenant under this Lease (including, without limitation, those in Articles 36 and 37), as evidenced by the submission to Landlord of financial and other information regarding the proposed assignee or sublessee, including its business experience, financial statements and such other information as Landlord may reasonably request; (c) in the case of a proposed subletting: (i) no subletting shall be for a term ending later than one (1) day prior to the Expiration Date; (ii) the sublease shall be subject and subordinate to all of the provisions of this Lease and all of the rights of Landlord hereunder; and
(iii) Tenant shall deliver to Landlord a duplicate original of such sublease, duly executed and acknowledged by the sublessor and sublessee, at the time Tenant requests Landlord's consent to the proposed subletting, which sublease shall specifically provide that it is subject and subordinate to this Lease and to all of the matters to which this Lease is or shall be subordinate; (d) in the case of a proposed assignment: (i) the assignee shall assume and agree, in writing, to perform all of the terms, conditions and agreements of this Lease on the part of Tenant to be kept, performed and observed from and after the effective date of the assignment, and shall agree, in writing, to become jointly and severally liable with the assignor for the performance thereof;
(ii) a duplicate original of the assignment and assumption, in form reasonably satisfactory to Landlord and duly executed by the assignor and assignee, shall be delivered to Landlord at the time Tenant requests Landlord's consent to the proposed assignment; and (iii) the assignor shall assign to the assignee all of its right, title and interest in, and claim to, the security deposited hereunder; and (e) the assignee or sublessee shall not be entitled, directly or indirectly, to diplomatic or sovereign immunity, and shall be subject to service of process in, and the jurisdiction of the courts of, the State of New Jersey. No assignment of this Lease, nor the acceptance of rent by Landlord from such assignee, shall, in any way, release, relieve or in any manner affect the liability of Tenant under this Lease, it being the specifically acknowledged and agreed by Tenant that Tenant assignor shall be and remain liable under all of the terms, conditions and covenants hereof; in furtherance of the foregoing, Tenant covenants and agrees that, in the event of any permitted assignment of Tenant's interest under the Lease, the terms, covenants and conditions of this Lease may be changed, altered or modified in any manner whatsoever by Landlord and the assignee without the consent thereto of assignor Tenant, and that no such change, alteration or modification shall release (any remote or immediate) assignor Tenant from the performance by it of any of the terms, covenants and conditions on Tenant's part to be performed under this Lease; provided however that, except in the case of an assignment of this Lease pursuant to Section 10.03, no such change, alteration or modification shall be binding on any assignor Tenant solely to the extent to which such change, alteration or modification shall increase the obligations of such assignor Tenant.

                 Section 10.03. Notwithstanding anything to the contrary set forth herein and provided Tenant has not defaulted hereunder, Tenant may, on not less than ten (10) business days' notice to Landlord, which notice shall include an executed counterpart of the assignment or sublease (which, in the case of an assignment, shall provide that the assignee assumes directly for the benefit of Landlord all of Tenant's obligations thereafter arising under this Lease and in the case of a sublease, provides that same is subject and subordinate to this Lease in all respects), assign this Lease or sublet the Property to an entity into which Tenant is merged or consolidated or to an "affiliate" (as hereinafter defined) of Tenant. For purposes hereof: (a) an "affiliate" of Tenant shall mean any entity which is directly controlled by or is under common control with Tenant ("control" being interpreted as the ownership of more than fifty (50%) percent of the interests in such entity and possession of the power to direct the management and policies of such entity and the distribution of its profits); and (b) an entity in which or with which Tenant is merged or consolidated shall mean an entity subject to the jurisdiction of the courts of the State of New Jersey which succeeds Tenant in accordance with applicable statutory provisions for merger or consolidation of entities and which, by operation of law or by effective provisions contained in the instruments of merger or consolidation, fully assumes the liabilities of the entities participating in such merger or consolidation and which has, on the completion of such merger or consolidation, a net worth equal to or greater than Tenant's net worth immediately prior to such merger or consolidation.

                                   ARTICLE 11

                            REPAIRS AND MAINTENANCE

                 Section 11.01. From and after the delivery of possession of the Property to Tenant and thereafter throughout the Term, Tenant, at its sole cost and expense, covenants and agrees to take good care of the Property, including, without limiting the generality of the foregoing, the structural elements and roof forming a part thereof, and the plumbing, heating, ventilating, air conditioning, electrical, mechanical, lighting, sprinkler and other utility systems and fixtures and other equipment therein or serving the same and the appurtenances thereto, and all grounds, landscaping, facilities, vaults, signs, roofs, gutters, sidewalks, curbs and other paved walkways and areas, exterior lighting fixtures (including replacement of defective or spent bulbs), water, sewer, gas and other utility connections, pipes and mains, and all other fixtures, machinery and equipment now or hereafter serving the same, and Tenant agrees to put, keep and maintain all of the foregoing in a safe, sound and lawful order and condition, and make all repairs thereto and therein, interior and exterior, structural and nonstructural, ordinary and extraordinary, foreseen and unforeseen, as shall be necessary to keep and maintain the same in such safe and sound order and condition and in compliance with all Governmental and Insurance Requirements, and howsoever the necessity or desirability therefor may have occurred, and whether or not necessitated by normal wear, tear, obsolescence or defects, latent or otherwise, and whether or not now in the contemplation of the parties. Tenant shall not commit or suffer, and shall use all reasonable precaution to prevent, waste, damage or injury to the Property or any part thereof.

                 Section 11.02. Tenant, at its sole cost and expense, shall also keep and maintain the Property, including, but not limited to, the sidewalks, passageways, grounds, parking areas, walks, chutes, sidewalk, hoists, railings, gutters, alleys and curbs in front of or adjacent to the Property, in a clean and orderly condition and free from dirt, snow, ice, rubbish, vermin, obstructions and other encumbrances.

                 Section 11.03. When used in this Lease, the term "repairs" shall include (without limitation) all necessary replacements, renewals, alterations and additions. All repairs to be made by Tenant shall be performed in a first-class, good and workerlike manner, and shall be made in compliance with all Governmental Requirements, Insurance Requirements and the then applicable building code.

                 Section 11.04. Landlord shall not be required to furnish any services or facilities whatsoever to the Property. Tenant hereby assumes the full and sole responsibility for the condition, operation, repair, alteration, improvement or placement, maintenance and management of the Property. Landlord shall not be responsible for any loss or damage to any property of Tenant or any subtenant.


                                   ARTICLE 12

                       CHANGES, ALTERATIONS AND ADDITIONS

                 Section 12.01. Tenant covenants and agrees that Tenant shall not make, or cause to be made, any demolition, replacement, change, alteration or Material Improvement (as hereinafter defined) to the Property, any part or parts thereof or space therein, or any addition thereto, whether voluntarily or in connection with a repair or Restoration required by this Lease

(any such action being herein referred to as a "Capital Improvement"), unless such Capital Improvement shall be performed in compliance with the requirements set forth below and, if applicable, the additional requirements set forth in
Section 12.02 hereof:

                          (a)  Any Capital Improvement, when completed, shall
be of such a character as not to reduce the value of the Property as a whole, and/or the portion of the Property on or in which such Capital Improvement shall be undertaken, below its value immediately before construction of such Capital Improvement was commenced, and shall be compatible with the overall design of the Property.

                          (b)  Any Capital Improvement shall be made and
completed promptly (unavoidable delays excepted), in a good and workerlike manner, in compliance with all applicable permits and authorizations and all Governmental Requirements and Insurance Requirements and in accordance with plans and specifications therefor approved by all governmental authorities having or claiming jurisdiction thereover. Upon completion of any such Capital Improvement, Tenant shall furnish or cause to be furnished to Landlord, as-built plans, in a timely manner, and, promptly following the issuance thereof, copies of appropriate documentation, including, but not limited to certificates of occupancy (or, as the case may require, similar final approvals of any applicable governmental authority) and/or Board of Fire Underwriters Certificates, evidencing that the same has been performed and completed in accordance with all Governmental Requirements and Insurance Requirements.

                          (c)  The cost of any Capital Improvement shall be
paid so that the Property shall at all times be free of liens for labor and materials supplied or claimed to have been supplied to the Property, and if any such lien shall at any time be filed, Tenant shall cause the same to be vacated or discharged in accordance with the provisions of Article 15.

                 Section 12.02. Tenant shall not make any Material Improvement to the Property without Landlord's prior written consent, which consent shall not be unreasonably withheld. If Landlord gives its written consent, then, in addition to compliance with the requirements of Section 12.01, such Material Improvement shall be performed in compliance with the following additional requirements:

                          (a)  Landlord shall be furnished with a complete set
of working plans and specifications for the proposed Material Improvement prepared by Tenant's Architect(s) or Tenant's Engineer(s).

                          (b)  No Material Improvement shall be undertaken by
Tenant unless and until Landlord shall have approved the same (including the plans and specifications therefor), and all permits and authorizations of all governmental authorities shall have been procured and paid for, insofar as the same may be required from time to time.

                          (c)  No Material Improvement shall be undertaken
unless and until there shall have been delivered to Landlord insurance policies or certificates thereof issued by insurers complying with Section 7.02, bearing notations evidencing the payment of premiums or accompanied by other satisfactory evidence of such payments, for the insurance required to be maintained by Tenant during the performance of any Capital Improvement by
Section 7.01(b), in addition to, but without duplication of, the insurance coverages described in Section 7.01(a). If under the provisions of any property, casualty or other insurance policy or policies then covering the Property any risks attributable to such Material Improvement shall be excluded from coverage under such policy or policies or any consent to such Material Improvement by the insurance company or companies issuing any such policy shall be required to continue and keep any such policy in full force and effect, such additional coverage and/or such consents by appropriate endorsements to such policy or by additional policies shall be obtained, and any additional premiums or charges therefor that may be imposed by said insurance company or companies shall be paid or caused to be paid by Tenant.

                          (d)  At least fifteen (15) days before the
commencement of any work in connection with a proposed Material Improvement, there shall be furnished to Landlord the following:

                                  (i)      (A)  security or other evidence of
                 financial resources reasonably acceptable to Landlord, evidencing funds specifically designated to meet the cost of the Material Improvement; and

                                        (B)     a construction agreement or
                 agreements, in form and substance previously approved by Landlord, with a reputable contractor or contractors previously approved by Landlord, which approval shall not be unreasonably withheld or delayed.

                                  (ii)     Without limiting Tenant's
obligations under clause (i) (A) above or otherwise under this Lease (including, without limitation, those of Article 28), with respect to the renovation of the Property to be performed by Tenant following the Commencement Date ("Tenant's Work") to prepare the Property for Tenant's contemplated use thereof (including, without limitation, the making of leasehold improvements, additions, improvements and installations): (A) Tenant shall remove, at the earlier of the expiration or termination of this Lease, at Tenant's expense, Tenant's Work and restore the Property to the condition thereof existing on the Commencement Date (the "Removal"), unless Landlord, by notice hereof given to Tenant at any time during the Term, elects to have the Property delivered to Landlord without the Removal being performed; (B) Tenant shall furnish to Landlord, at least fifteen (15) days before the commencement of Tenant's Work, a detailed cost estimate of all the work which would be required to secure the Removal, assuming the performance of Tenant's Work, prepared by Tenant's Architect(s) or Tenant's Engineer(s); and as further security for the performance by Tenant of its obligations hereunder to secure the Removal, if the estimated cost of the Removal is: (1) $140,000.00 or less, then Tenant shall deliver to Landlord, prior to the commencement of Tenant's Work, an amount equal to such estimated cost (but in no event less than $100,000.00); or (2) in excess of $140,000.00, then Tenant shall deliver to Landlord, prior to the commencement of Tenant's Work, the sum of $140,000 (each such respective amount being "Tenant's Removal Security"). Tenant's Removal Security shall be maintained by Landlord in an interest-bearing account; the interest earned thereon shall be accumulated and retained with such Tenant's Removal Security. It is specifically agreed by Tenant that: (y) Landlord may use, apply or retain all or any portion of Tenant's Removal Security so deposited to the extent required by Landlord by reason of a default by Tenant in the performance of the Removal; and (z) Tenant's Removal Security (or the portion thereof remaining) shall be held by Landlord for the remainder of the Term, upon the terms and conditions set forth in Article 35, or such earlier date as the Closing or the Sale Closing, as the case may be, may occur. The provisions hereof shall survive the expiration or earlier termination of this Lease.

                          (e)     As used in this Article, the phrase "Material
Improvement" shall mean and include: (i) the making of any change or alteration to or affecting (A) any facade or other exterior portion of the Building, or access thereto; or (B) the structural elements and/or heating, ventilating, air-conditioning, electrical, plumbing, mechanical or other systems of the Building; or (ii) a Capital Improvement whose estimated cost, as determined by a reputable contractor, or as set forth in a construction agreement with a reputable contractor, will exceed $175,000.00 (not including Tenant's personal property or trade fixtures); or (iii) the making of any change, addition, installation, improvement or alteration which is being made as part of Tenant's Work.

                 Section 12.03. Subject to the provisions of Section 12.02(d)(ii), title to all additions, alterations, improvements and replacements made by Tenant to the Property, including without limitation, Capital Improvements, shall forthwith vest in Landlord, without any obligation by Landlord to pay any compensation therefor to Tenant or those claiming by, through or under Tenant.

                 Section 12.04. Tenant agrees that, notwithstanding anything otherwise herein contained to the contrary, Tenant will not install, affix, add or paint in or on, nor permit, any work of visual art (as defined in the Federal Visual Artists' Rights Act of 1990 or any successor law of similar import) or other alteration, addition, improvement or installation to be installed in or on, or affixed, added to, or painted on, the interior or exterior of the Building, or any part thereof, including, but not limited to, the walls, floors, ceilings, doors, windows, fixtures and/or the Land, which work of visual art or other alteration, addition, improvement or installation would, under the provisions of the Federal Visual Artists' Rights Act of 1990, or any successor law of similar import, require the consent of the author or artist of such work or alteration, addition, improvement or installation before the same could be removed, modified, destroyed or demolished.


                                   ARTICLE 13

                           GOVERNMENTAL REQUIREMENTS
                           AND INSURANCE REQUIREMENTS

                 Section 13.01. Tenant, at Tenant's sole cost and expense, shall promptly comply with: (i) any and all present and future laws, rules, orders, ordinances (including, without limitation, zoning ordinances), regulations and requirements (including, without limitation, building codes) applicable to the Property, or any part thereof, now or hereafter enacted or promulgated by any Federal, state or municipal governmental or quasi-governmental authority having jurisdiction over the Property (collectively, "Governmental Requirements") without regard to the nature of the work required to be done, extraordinary as well as ordinary, affecting the maintenance, use or occupation of the Property, including, without limitation, any street or sidewalk in front of or adjoining the same and/or any vault in or under the same, or requiring the removal of any encroachments, and also including, without limitation, all work and/or matters necessary to comply with the Americans with Disabilities Acts of 1991, as same may be amended or supplemented from time to time (the "ADA"); and (ii) all requirements of insurance authorities or companies and the Board of Fire Underwriters affecting the Property or any parts thereof (collectively, "Insurance Requirements"), whether or not any of the foregoing involve or require any structural changes or additions and without regard to whether such changes or additions are required on account of any particular use (whether or not permitted hereunder) or manner of use to which the Property, or any parts thereof may be put, and whether or not now in the contemplation of the parties; provided that, in respect of Portion A and Portion B, Tenant's obligations hereunder shall accrue from and after delivery of possession of such respective Portion to Tenant. In the event that neither the Closing under Article 36 nor the Sale Closing under
Article 37 occur, through no act, omission or default by Tenant thereunder or otherwise, then thereafter, in respect of the foregoing compliance, Tenant shall not be required to make structural changes or additions which are not necessitated by Tenant's specific use or manner of use of the Property, except Tenant shall be required to do in any event if required to comply with the ADA or by reason of any work, additions, improvements or installations to the Property performed by Tenant (including, without limitation, Tenant's Work). The foregoing shall be subject to Landlord's obligations under Section 38.05.

                                   ARTICLE 14

                                   EQUIPMENT

                 Section 14.01. Tenant shall not have the right, power or authority to, and shall not, without the prior consent of Landlord in each instance, remove or permit the removal from the Property, of any machinery, equipment or fixtures used in connection with the building systems of the Property (collectively, "Equipment"), which shall not include Tenant's personal property, if such removal would reduce the value of the Property, except for repairs, cleaning or other servicing, or unless the same is promptly replaced by Equipment of like or better kind and quality, free of any and all liens, encumbrances or security interests, and Tenant shall, in any event, maintain such Equipment on the Property as shall be necessary and sufficient, in the reasonable judgment of Landlord, to enable Tenant to perform all of its obligations under this Lease.

                 Section 14.02. Tenant agrees to keep and maintain all Equipment, at Tenant's sole cost and expense, in good, safe and lawful order, condition and repair and whenever necessary shall make all required replacements thereof with items of similar or better utility, quality and value.

                                   ARTICLE 15

                           DISCHARGE OF LIENS; BONDS

                 Section 15.01. Tenant shall not create, suffer or permit to be created or to remain, any lien, encumbrance or charge upon the Property, or any part thereof or interest therein, or this Lease, and Tenant shall not suffer any other matter or thing whereby the estate, rights or interests of Landlord in the Property, or any part thereof or interest therein, or in this Lease might be impaired. In any event, Tenant shall have no power to do any act or make any contract which may create or be the foundation of any lien, mortgage or other encumbrance upon the reversion or other estate of Landlord, or upon any interest of Landlord in the Property; it being agreed that any alterations, rebuildings, replacements, repairs, charges, additions or improvements made to or at the Property by Tenant (and all labor or material costs related thereto) shall be wholly and solely Tenant's obligation and neither Landlord nor the Property shall be liable therefor to any extent whatsoever.

                 Section 15.02. If any mechanic's, laborer's, real estate broker's, materialman's or other lien at any time shall be filed or permitted to exist against the Property or any part thereof or interest therein, by reason of any work, labor or services performed or materials furnished, or claimed to have been performed or furnished, or any leasing or licensing of space within the Property, to or on behalf of Tenant or those claiming under Tenant, Tenant, within thirty (30) days after notice of the filing thereof, shall cause the same to be vacated or discharged of record by payment, deposit, bond, order of a court of competent jurisdiction or otherwise. If Tenant shall fail to cause such lien to be vacated or discharged as set forth above within the period aforementioned, Landlord, in addition to any other right or remedy of Landlord hereunder, may, but shall not be obligated to, discharge the same either by paying the amount claimed to be due or by procuring the discharge of such lien by deposit or by bonding proceedings, and in any such event, Landlord shall be entitled, if it shall so elect, to compel the prosecution of an action for the foreclosure of such lien by the lienor and to pay the amount of the judgment in favor of the lienor with interest, costs and allowances. Any amount so paid by Landlord, and all reasonable costs and expenses, including, but not limited to, reasonable attorneys' fees and disbursements, incurred by Landlord in connection therewith, together with interest thereon at the rate of four (4%) percent in excess of the annual prime rate charged by Citibank, N.A. from time to time (the "Lease Interest Rate") from the respective dates of Landlord's making of the payment or incurring of the costs and expenses, shall constitute Additional Rent payable by Tenant under this Lease and shall be paid by Tenant to Landlord on demand.

                 Section 15.03. Nothing contained in this Lease shall be deemed or construed in any way as constituting the consent or request of Landlord, express or implied, by inference or otherwise, to any contractor, subcontractor, laborer, materialman or real estate broker for the performance of any labor or services or the furnishing of any materials for any specific improvement, alteration to or repair of the Property or any part thereof, nor as giving Tenant any right, power or authority to contract for or permit the rendering of any labor or services or the furnishing of materials that would give rise to the filing of any lien against all or any part of the Property, or the estate or interest of Landlord therein. Notice is hereby given, and Tenant shall cause all construction agreements and real estate brokerage agreements to which it is a party to provide, and shall require that all construction agreements and real estate brokerage agreements to which a subtenant is a party to provide, that Landlord shall not be liable for any work or other services performed or to be performed at the Property for Tenant or any subtenant or for any materials furnished or to be furnished at the Property to Tenant or any subtenant, that the contractor or broker performing any work or services and/or furnishing any materials to the Property for or on behalf of Tenant or any subtenant shall not look to Landlord for the payment therefor, and that no mechanic's or other lien for such work, services or materials shall attach to or affect the estate or interest of Landlord in and to the Property or any part thereof; provided that, the foregoing shall not affect any obligations of Landlord to Broker (as hereinafter defined) pursuant to Article 34.

                 Section 15.04. Nothing contained in this Lease shall grant or be deemed to have granted to Tenant any authority to bind Landlord to any contract or to create any other obligation binding on Landlord regardless of whether such contract or obligation may be the foundation for any lien, mortgage or other encumbrance upon the estate of Landlord in the Property or the Land.

                                   ARTICLE 16

                         NO REPRESENTATIONS BY LANDLORD

                 Section 16.01. Tenant hereby expressly acknowledges, confirms, represents, warrants and covenants that, except as expressly set forth in this Lease, no representations, statements or warranties of any kind, express or implied, have been made by or on behalf of Landlord in respect of the Property or its appurtenances, the status of title thereto, the physical condition or state of repair thereof (including, but not limited to, sub-surface conditions), zoning or other laws, ordinances, building codes, regulations, rules and orders applicable thereto, or applicable to any construction work contemplated herein, the Impositions levied against the Property, or the use that may be made of the Property or any part thereof, that Tenant has relied on no such representations, statements or warranties, and that Landlord shall not in any event whatsoever be liable for any latent or patent defects in the Property or any claimed misrepresentations or breach of warranties. Without limiting the generality of the foregoing and in addition thereto, Tenant further expressly acknowledges, confirms, represents, warrants and covenants that: (a) Tenant has visited or caused to be visited the Property and is fully familiar therewith; and (b) Tenant accepts or will accept the Property in its existing condition and state of repair on the Commencement Date, subject to any and all defects therein, latent or otherwise, "as is", and subject also to any other matter or thing that may affect same, except as otherwise specifically provided in Section 38.05.

                                   ARTICLE 17

                            LANDLORD NOT LIABLE FOR
                             INJURY OR DAMAGE, ETC.

                 Section 17.01. Landlord shall not in any event whatsoever be liable for any injury or damage to Tenant, any subtenant or any other person or to any property, happening in, on or about the Property and its appurtenances, nor for any injury or damage to the Property or to any property belonging to Tenant, any subtenant or any other person which may be caused by any fire or breakage, or by the use, misuse or abuse of the Property (including, without limitation, any elevators, hatches, openings, installations, stairways, hallways or other common facilities), or Equipment, or which may arise from any other cause whatsoever.

                 Section 17.02. Landlord shall not be liable for any failure of water supply, steam, gas, electric current or other utility, nor for any injury or damage to Tenant, any subtenant or any other person or to any property or to the Property, or any part thereof, caused by or resulting from gasoline, oil, steam, gas, electricity, flood, wind, or storms or similar disturbances, or water, rain or snow which may leak or flow from any river or street, or from any water, sewer, steam or gas mains, pipes, appliances or subsurface areas within the Property or elsewhere, or from leakage of gasoline or oil from pipes or appliances, [unless any of the foregoing shall have resulted in injury or damage to Tenant or Tenant's Property and shall have been caused by the negligence of Landlord or Landlord's agents or employees], nor for any interference with light or air by any person, or caused by any public or quasi-public work, or for any other matter or thing whatsoever. To the extent that, by reason of the foregoing, Landlord receives rental insurance proceeds from insurance maintained or caused to be maintained by Tenant, Tenant shall receive a credit against Rental payable hereunder equal to the amount of such insurance proceeds Landlord so receives.

                                   ARTICLE 18

                          INDEMNIFICATION OF LANDLORD

                 Section 18.01. Tenant, to the fullest extent permitted by law, hereby indemnifies and saves Landlord harmless from and against any and all claims, obligations, liabilities, suits, actions, proceedings, judgments, fines, damages, penalties, costs, charges and expenses, including, without limitation, architects' and attorneys' fees and disbursements, of whatsoever kind or nature which may be asserted against, imposed upon or incurred by Landlord by reason of any of the following occurring during the Term, unless resulting from the negligence of Landlord, or Landlord's agents or employees:

                          (a)     Tenant's Work, or any other acts or omissions
of Tenant, any subtenant or its or their respective agents, employees, contractors, licensees or invitees (collectively, "Agents") in, on or about the Property or any part thereof, or the streets and sidewalks abutting the same;

                          (b)      any use, non-use, possession, occupation,
repair, alteration, condition, operation, maintenance or management of the Property or any part thereof, or any vaults, passageways or other space forming a part thereof, or the streets and sidewalks abutting the same by Tenant, any subtenant or their respective Agents (subject, however, to the provisions of Section 2.03(e));

                          (c)     any act, omission or negligence on the part
of Tenant or any subtenant or their respective Agents;

                          (d)     any accident, injury (including death) or
damage to any person or property occurring in, on or about the Property or any part thereof or the streets or sidewalks abutting the same (subject, however, to the provisions of Section 2.03(e));

                          (e)     any failure on the part of Tenant to pay any
Rental or to keep, observe, perform or comply with any of the other terms, covenants, agreements or conditions contained in this Lease on Tenant's part to be kept, observed, performed or complied with, or the exercise by Landlord of any remedy provided in this Lease with respect thereto;

                          (f)     any lien or claim which may be asserted
against the Property or any part thereof, arising from any failure by Tenant to perform its obligations under this Lease, or any other agreement affecting the Property;

                          (g)     any failure on the part of Tenant to keep,
observe and perform any of the terms, covenants, agreements, provisions, conditions or limitations contained in any subleases of any part of the Property, or any other contracts or agreements affecting the Property, on Tenant's part to be kept, observed or performed;

                          (h)     any fee or tax attributable to the recording
of this Lease or a memorandum of this Lease; or

                          (i)     any contest permitted pursuant to the
provisions of Article 4 hereof and initiated by Tenant.

                 Section 18.02. The obligations of Tenant under this Article 18 shall not be limited or affected in any way by the limits of insurance required to be carried or caused to be carried by Tenant hereunder or by the absence in any case of insurance or by the failure or refusal of any insurance carrier to perform any obligation on its part under insurance policies affecting the Property, or any parts thereof.

                 Section 18.03. If any claim, action or proceeding is made or brought against Landlord by reason of any event with respect to which Tenant has indemnified Landlord hereunder, then, upon demand by Landlord, Tenant, at its sole cost and expense, shall resist or defend such claim, action or proceeding, in Landlord's name if necessary, by the attorneys for Tenant's insurance carrier (if such claim, action or proceeding is covered by insurance) or otherwise by such attorneys as Tenant shall select and Landlord shall approve, which approval shall not be unreasonably withheld. Nothing herein contained shall prohibit Landlord, at its own expense, from participation in the defense of such claim, action or proceeding with counsel of its own choice.

                 Section 18.04. The provisions of this Article 18 shall survive the termination or expiration of this Lease in respect of any matter which occurs prior to the termination or expiration of this Lease.

                 Section 18.05. Landlord hereby indemnifies and saves Tenant harmless from and against all reasonable attorneys' fees and disbursements paid by Tenant to such attorneys as Tenant shall select and Landlord shall approve, to defend itself against such legal actions in which it is named as defendant which arise from incidents occurring on the Property prior to the Commencement Date.

                                   ARTICLE 19

                                RIGHT OF ACCESS

                 Section 19.01. Upon reasonable notice to Tenant, Tenant shall permit Landlord and its agents, representatives and designees to enter the Property during normal business hours (or at any time and without notice in the case of an emergency) for the purpose of (a) inspecting the same, and (b) making any necessary repairs thereto and performing any other work therein pursuant to Article 20; but Landlord shall have no obligation to make any inspection or to make any repairs or do any work at any time or to any extent whatsoever.

                 Section 19.02. (a) Any reservation of a right by Landlord to enter upon the Property and to make or perform any repairs, alterations or other work in, to or about the Property which, in the first instance, is the obligation of Tenant pursuant to this Lease, shall not be deemed to: (i) impose any obligation on Landlord to do so; (ii) render Landlord liable (to Tenant or any third party) for the failure to do so; or (iii) relieve Tenant from any obligation to indemnify Landlord as otherwise provided elsewhere in this Lease; provided that, if Landlord does make or perform such repairs, alterations or other work, the foregoing shall not relieve Landlord from liability for its negligence or the negligence of its contractors, agents or representatives.

                 (b) Landlord agreed that, in exercising the rights reserved by Landlord in this Article 19, Landlord will not create a condition in violation of the environmental laws applicable to the Property.

                                   ARTICLE 20

                                   SELF-HELP

                 Section 20.01. If at any time Tenant shall fail to pay, in accordance with the provisions hereof, any Imposition for which it is obligated hereunder, or to take out, pay for, maintain or deliver any of the insurance policies required of it herein, or to perform any other act on its part to be made or performed under this Lease or under any other agreement in respect of the Property to which Tenant is a party, then Landlord, without waiving or releasing Tenant from any obligation contained in this Lease and in addition to any and all other remedies Landlord may have hereunder, or otherwise, may (but shall be under no obligation to), upon the giving of notice to

Tenant of such failure and the continuance of such failure by Tenant for fifteen (15) days after the giving of such notice (except that shorter notice, to the extent feasible, or no notice, need be given in the case of an emergency, or in cases when any insurance policy described in Article 7 would lapse, or be materially changed or reduced in less than fifteen (15) days):

                          (a)     pay or cause to be paid any Imposition
required to be paid by Tenant pursuant to the provisions hereof; or

                          (b)     take out, pay for and maintain any of the
insurance policies provided for herein; or

                          (c)     pay any other sums, costs, expenses, charges,
payments or deposits payable by Tenant hereunder, or perform any other act on Tenant's part to be made or performed as in this Lease set forth, and Landlord may enter upon the Property for such purpose and take all such action thereon as may be necessary therefor.

                 Section 20.02. All sums paid by Landlord and all reasonable costs and expenses incurred by Landlord in connection with the performance of any act permitted by Section 20.01, together with interest thereon at the Lease Interest Rate from the respective dates of Landlord's making of each such payment or incurring of each such sum, cost, expense, charge, payment or deposit, shall be paid by Tenant to Landlord within twenty (20) days after demand therefor, as Rent. Any payment or performance by Landlord pursuant to the foregoing provisions of this Article 20 shall not be nor be deemed to be a waiver or release of the breach or default of Tenant with respect thereto or of the right of Landlord to terminate this Lease, institute summary proceedings and/or take such other action as may be permissible hereunder or otherwise if an Event of Default by Tenant shall have occurred. Landlord shall not be limited in the proof of any damages which it may claim against Tenant arising out of or by reason of Tenant's failure to provide and keep insurance in force as aforesaid to the amount of the insurance premium or premiums not paid, but Landlord shall also be entitled to recover, as damages for such breach, the uninsured amount of any loss and damage and the costs and expenses of suit, including, without limitation, reasonable attorneys' fees and disbursements, sustained, suffered or incurred by Landlord by reason of damage to or destruction of the Property or any part thereof.

                                   ARTICLE 21

                             NO ABATEMENT OF RENTAL

                 Section 21.01. There shall be no abatement, set off, diminution or reduction of Rental payable by Tenant hereunder or of any of the other obligations of Tenant hereunder under any circumstances whatsoever, except as specifically provided for in Sections 2.02, 2.03, 8.07 and 17.02.

                                   ARTICLE 22

                      PERMITTED USE; NO UNLAWFUL OCCUPANCY

                 Section 22.01. During the Term, Tenant may use and occupy the Property solely for the uses noted on Exhibit E annexed hereto and made a part hereof, provided same are in accordance with local zoning ordinances and other applicable laws, and for no other purpose.

                 Section 22.02. Tenant shall not use or occupy, nor permit or suffer the Property or any part thereof, to be used or occupied for any unlawful or illegal business, use or purpose, or for any business, use or purpose which is immoral or disreputable or extra-hazardous, or in such manner as to constitute a nuisance of any kind (public or private), or for any purpose or in any way in violation of the certificates of occupancy (or other similar approvals of applicable governmental authorities), or of any present or future Governmental Requirements (including, but not limited to, zoning ordinances) or Insurance Requirements, or which may make void or voidable any insurance then in force on the Property or which would violate any restrictive covenants or operating covenants currently of record affecting the Property or which would cause Tenant to default in any of its other obligations under this Lease. If any such unlawful, illegal, immoral, disreputable or extra-hazardous use shall occur, Tenant agrees promptly to take all lawful steps which may be necessary to compel the discontinuance of such use and/or to oust and remove any subtenants causing or responsible for such unlawful, illegal, immoral, disreputable or extra-hazardous use or conduct.

                                   ARTICLE 23

                         EVENTS OF DEFAULT, CONDITIONAL
                          LIMITATIONS, REMEDIES, ETC.

                 Section 23.01. The occurrence at any time during the Term of any one or more of the events set forth in subsections (a), (b) or (c) of this
Section 23.01 shall constitute an "Event of Default" hereunder:

                          (a) if Tenant shall fail to pay in full any installment of Base Rent, any item of Additional Rent, or any other Rental or other payment required to be paid by Tenant under this Lease, when the same shall become due and payable hereunder, and such default shall continue for a period of ten
                 (10) days after notice; or

                          (b)     (i)      if Tenant shall fail to deliver
                 Tenant's Removal Security to Landlord and perform the Removal in accordance with Article 12; or

                                  (ii) if, in contravention of the applicable
                 provisions hereof, this Lease or the estate of Tenant hereunder shall be assigned, transferred, mortgaged or otherwise encumbered, in whole or in part, or shall pass to or devolve upon any other person, by operation of law or otherwise, or if the Property or any part thereof shall be sublet; or

                                  (iii)  if Tenant, after delivering the
                 Exercise Notice (as hereinafter defined), fails to purchase the Property and consummate the transactions described in
                 Article 36, in accordance therewith, subject to the provisions of Sections 36.09 and 37.03; or

                                  (iv)  if Tenant, after receiving the Sale
                 Notice (as hereinafter defined), fails to purchase the Property and consummate the transactions described in Article 37, subject to the provisions of Section 37.03, in accordance therewith; or

                                  (v)  if Tenant shall fail to deliver the
                 Security Replenishment pursuant to Section 1.02; or

                                  (vi)  if Tenant shall fail to keep, observe
                 or perform any of the other terms, covenants, conditions or agreements of this Lease on Tenant's part to be kept, observed or performed, and such default shall continue for a period of thirty (30) days after notice thereof by Landlord to Tenant specifying such default (unless such default requires work to be performed, acts to be done or conditions to be removed which cannot by their nature reasonably be performed, done or removed, as the case may be, within such thirty (30)-day period, then if Tenant shall not have promptly commenced curing the same within such thirty (30)-day period or shall thereafter fail to diligently and continuously prosecute the same to completion); or

                          (c)     (i)      if Tenant is generally not paying
                 its debts as such debts become due, within the meaning of such phrase under Title 11 of the United States Code, or shall admit in writing that it is unable to pay its debts as such debts become due; or

                                  (ii)  if Tenant shall make an assignment
                 for the benefit of creditors; or

                                  (iii)  if Tenant shall file a voluntary
                 petition under Title 11 of the United States Code, as the same may be amended, or if such a petition is filed against Tenant and an order is entered as a result of such petition, or if Tenant shall file any petition or answer seeking, consenting to, or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future federal bankruptcy code or any other present or future applicable federal or state statute or law, or shall seek or consent to or acquiesce in the appointment of any custodian, trustee, receiver, sequestrator, liquidator or other similar official of Tenant or of all or any substantial part of its property or of the Property or any interest of Tenant therein, or if Tenant shall take any action in furtherance of any action described in subdivisions (i), (ii) or (iii) of this Section 23.01(c); or

                                  (iv)  if within sixty (60) days after the
                 commencement of any proceeding against Tenant seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future federal bankruptcy code or any other present or future applicable federal or state statute or law, such proceeding shall not have been dismissed, or if within sixty
                 (60) days after the appointment, without the consent or acquiescence of Tenant, of any custodian, trustee, receiver, assignee, sequestrator, liquidator or any other similar official of Tenant or of all or any substantial part of its properties or of the Property or any interest of Tenant therein, such appointment shall not have been vacated or stayed on appeal or otherwise, or if within thirty (30) days after the expiration of any such stay, such appointment shall not have been vacated.

                          (d) The word "Tenant" as used in subsection (c) of this Section 23.01 shall be deemed to mean the Tenant herein named, or in the event of a permitted assignment of this Lease, the word "Tenant" shall be deemed to mean only the then assignee.

                 Section 23.02.

                 (a) Upon the occurrence of any of the Events of Default set forth in Section 23.01(c), Landlord may at any time thereafter serve upon Tenant a five (5) day notice of termination of this Lease and upon the expiration of such five (5) day period, this Lease and the Term shall cease, terminate and expire as fully and completely as if the expiration of such 5-day period were the date herein definitely fixed for the end and expiration of the Lease and the Term, and Tenant immediately shall quit and surrender the Property to Landlord, but Tenant shall remain liable as hereinafter provided; or if such termination shall be proscribed by any law applicable to the proceeding or stayed by order of any court having jurisdiction over the proceeding, then, following the expiration of any stay, or if the trustee appointed in any such proceeding, Tenant or Tenant as debtor-in-possession shall fail to assume this Lease in its entirety and all of the covenants thereof within the period prescribed therefor by law or as may be allowed by the court, and/or said trustee, Tenant or Tenant as debtor-in-possession shall fail to provide adequate protection of Landlord's right, title and interest in and to the Property and adequate assurances of the complete and continuous future performance of Tenant's obligations under this Lease, Landlord, to the extent permitted by law or by leave of the court having jurisdiction over the proceeding, shall have the right, at its election, to terminate this Lease on five (5) days' notice to Tenant, Tenant as debtor-in-possession or said trustee, and upon the expiration of said 5-day period this Lease shall cease and expire as fully and completely as if such date were the date herein definitely fixed for the end and expiration of this Lease and the Term, and thereupon neither Tenant nor any subtenant or other person claiming through or under Tenant or by virtue of any statute or order of any court shall be entitled to the possession of the Property, or any part thereof, and Landlord, in addition to the other rights and remedies given pursuant to this Article, or by virtue of any other provision in this Lease contained, or by virtue of any statute or rule of law or equity, may retain or receive as partial liquidated damages any Rental or other moneys received by it from Tenant or others on behalf of Tenant.

                 (b) If this Lease shall terminate and expire pursuant to the provisions of Section 23.02(a), Landlord shall be entitled to prove and recover in any such bankruptcy, insolvency, receivership, reorganization or dissolution proceeding all arrears in Rental and, in addition thereto, as liquidated damages, an amount equal to the maximum allowed by statute or rule of law in effect at the time when and governing the proceedings in which such damages are to be proved, whether or not such amount be greater or less than the amount referred to in Section 23.03 below.

                 Section 23.03.

                 (a) Upon the occurrence of any of the Events of Default set forth in Section 23.01(a) or (b), Landlord may at any time thereafter and during the continuance of any such Event of Default serve upon Tenant a five
(5) day notice of termination of this Lease and upon the expiration of such five (5)-day period, this Lease and the Term shall cease, end and expire as fully and completely as if the expiration of such five (5)-day period were the date herein definitely fixed for the end and expiration of this Lease and the Term, and thereupon Tenant and any subtenant or other person claiming through or under Tenant shall quit and surrender the Property to Landlord, but Tenant shall remain liable as hereinafter provided.

                 (b) If the notice provided for in Section 23.03(a) shall have been given, and the Term shall have expired as aforesaid, or if any of the Events of Default set forth in Section 23.01(a) shall occur (whether or not the notice provided for in Section 23.03(a) shall have been given), then and in any of such events Landlord may, without further notice, re-enter and repossess the Property, using such force for that purpose as may be lawful and necessary without being liable to indictment, prosecution or damages therefor, and may dispossess Tenant and any subtenant or other person claiming through or under Tenant by summary proceedings or other legal proceedings and remove their effects and hold the Property as of Landlord's former estate as if this Lease had not been made, and Tenant hereby waives the service of notice of intention to re-enter or to institute legal proceedings to that end.

                 Section 23.04. If this Lease and the Term shall have terminated and expired as provided in Section 23.03(a), or if Landlord shall have re-entered the Property and/or shall have dispossessed Tenant by summary proceedings or other legal proceedings as provided in Section 23.03(b):

                 (a) Tenant shall pay to Landlord all Rental payable under this Lease to the date upon which this Lease and the Term shall have terminated, expired and come to an end or to the date of re-entry upon the Property by Landlord, as the case may be;

                 (b) Landlord may repair, renovate, remodel and/or alter the Property or any part thereof in such manner as Landlord may deem necessary or advisable without thereby relieving Tenant of any liability under this Lease or otherwise affecting any such liability, and/or Landlord may let or relet the Property or any parts thereof for the whole or any part of the remainder of the Term or for a longer period, in Landlord's name or as agent of Tenant, at such rental and upon such terms and conditions as Landlord shall deem reasonable, to any tenant it may deem suit-able and for any use or purpose it may deem appropriate, and out of any rent and other sums collected or received as a result of such reletting Landlord shall: first, pay to itself all costs and expenses of terminating this Lease, re-entering, retaking, repossessing and/or repairing the Property or any part thereof, and the cost and expense of removing all persons and property therefrom, including, without limitation, reasonable attorneys' fees and disbursements; second, pay to itself the costs and expenses sustained in obtaining any new tenants and other occupants, including, without limitation, brokerage commissions, reasonable attorneys' fees and disbursements and other reasonable expenses of preparing the Property or any part thereof for reletting and, if Landlord shall maintain and operate the Property, the cost and expense of operating and maintaining the Property, and third, pay to itself any balance remaining on account of the liability of Tenant to Landlord hereunder.
Landlord shall use its commercially reasonable efforts to mitigate damages incurred as a result of Tenant's default, provided, however, Landlord shall in no way be responsible or liable for any failure to relet the Property or any part thereof, or for any failure to collect any rent due on any such reletting, and no such failure to relet or to collect rent shall operate to relieve Tenant of any liability under this Lease or otherwise to affect any such liability; and any rents or other sums received by Landlord on a reletting in excess of the Rental reserved in this Lease shall belong solely to Landlord;

                 (c) Tenant shall be liable for and shall pay to Landlord, as damages, any deficiency (the "Deficiency") between the Rental reserved in this Lease for the period which otherwise would have constituted the unexpired portion of the Term and the net amount, if any, of rents collected under any reletting effected pursuant to Section 23.04(b) for any part of such period (after first deducting from the rents collected under any such reletting all of the payments to Landlord described in Section 23.04(b)); any such Deficiency shall be paid by Tenant in installments on the days specified in this Lease for the payment of installments of Rental, and Landlord shall be entitled to recover from Tenant such Deficiency installments as the same shall arise, and no suits or actions to collect the amount or amounts of any Deficiency for any period shall prejudice Landlord's right to collect the Deficiency for any subsequent period by a similar suit or action; and

                 (d) whether or not Landlord shall have collected any Deficiency installments as aforesaid, Landlord shall be entitled at any time to recover from Tenant, and Tenant shall pay to Landlord, on demand, in lieu of any further Deficiencies, as and for liquidated and agreed final damages (it being agreed that it would be impracticable or extremely difficult to fix the actual damages), a sum equal to the amount by which the aggregate Rental reserved in this Lease for the period which at the time of the termination, re-entry or dispossess would have constituted the unexpired portion of the Term exceeds the then fair and reasonable rental value of the Property for the same period, both discounted to present worth at the rate per annum equal to the average yield of the United States Treasury Securities adjusted to a constant maturity equal to the then unexpired Term of this Lease, less the aggregate amount of Deficiencies theretofore collected by Landlord pursuant to Section 23.04(c) for the same period; it being agreed that if before presentation of proof of such liquidated damages to any court, the Property, or any part thereof, shall have been relet by Landlord for the period which otherwise would have constituted the unexpired portion of the Term, or any part thereof, the amount of rent reserved upon such reletting shall be deemed, prima facie, to be the fair and reasonable rental value for the part or the whole of the Property so relet during the term of the reletting.

                 Section 23.05.  No termination of this Lease pursuant to
Section 23.03(a) or otherwise, and no re-entry or taking of possession by Landlord and/or reletting of the Property or any part thereof pursuant to Sections 23.03(b) and 23.04(b) or otherwise, shall relieve Tenant of its liabilities and obligations under this Article 23, all of which shall survive such expiration, termination, re-entry, repossession or reletting.

                 Section 23.06. Suit or suits for the recovery of damages, or for a sum equal to any installment or installments of Rental payable hereunder or any Deficiency or other sums payable by Tenant to Landlord pursuant to this Lease, may be brought by Landlord from time to time at Landlord's election, and nothing herein contained shall be deemed to require Landlord to await the date whereon this Lease and the Term would have expired by limitation had there been no Event of Default by Tenant, re-entry or termination.

                 Section 23.07. Except as otherwise expressly provided herein, Tenant, to the fullest extent permitted by law, hereby expressly waives the service of any notice of intention to reenter provided for in any statute, or of the institution of legal proceedings to that end, and Tenant, for and on behalf of itself and all persons claiming through or under Tenant, also waives any and all right of redemption provided by any law or statute now in force or hereafter enacted or otherwise, or re-entry or repossession or to restore the operation of this Lease in case Tenant shall be dispossessed by a judgment or by warrant of any court or judge or in case of reentry or repossession by Landlord or in case of any expiration or termination of this Lease. The terms "enter", "re-enter", "entry" or "re-entry", as used in this Lease are not restricted to their technical legal meaning.

                 Section 23.08. No failure by Landlord or Tenant, as the case may be, to insist upon the strict performance of any agreement, term, covenant or condition of this Lease or to exercise any right or remedy consequent upon a breach thereof, and no acceptance by Landlord of full or partial Rental during the continuance of any such breach, shall constitute a waiver of any such breach or of such agreement, term, covenant or condition. No agreement, term, covenant or condition of this Lease to be performed or complied with by Tenant or Landlord, as the case may be, and no breach thereof, shall be or be deemed to be waived, altered or modified except by a written instrument executed by the other party. No waiver of any breach shall affect or alter this Lease, but each and every agreement, term, covenant and condition of this Lease shall continue in full force and effect with respect to any other then existing or subsequent breach thereof. Any rule of law or other matter to the contrary notwithstanding, Tenant to the fullest extent possible hereby waives any requirement that Landlord mitigate damages caused by Tenant, except to the extent specifically set forth herein.

                 Section 23.09. Each right and remedy of Landlord provided for in this Lease and in all other documents executed by the parties contemporaneously herewith shall be cumulative and shall be in addition to every other right or remedy provided for in this Lease or in such documents or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by Landlord of any one or more of the rights or remedies provided for in this Lease or in such other documents or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by Landlord of any or all other such rights or remedies.

                 Section 23.10.

                 (a) Either party hereto shall pay to the other party hereto all reasonable costs and expenses, including, without limitation, reasonable attorneys' fees and disbursements, incurred by the enforcing party in any action or proceeding to which the enforcing party may be made a party by reason of any act or omission of the other party, provided that such act or omission does not result from any act or omission of the enforcing party.

                 (b) Either party hereto shall also pay to the other party hereto all reasonable costs and expenses, including, without limitation, reasonable attorneys' fees and disbursements, incurred by the enforcing party in enforcing any of the covenants and provisions of this Lease or incurred in any action or proceeding brought by the enforcing party against the other on account of the provisions hereof, provided the enforcing party shall prevail in such action or proceeding, and all such costs, expenses and attorneys' fees and disbursements may be included in and form a part of any judgment entered in any action or proceeding brought by the enforcing party against the other on or under this Lease.

                                   ARTICLE 24

                                    NOTICES

                 Section 24.01. Whenever it is provided herein or prescribed by law that notice, demand, request, consent, approval or other communication shall or may be given to or served upon either of the parties hereto, such notice, demand, request, consent, approval or other communication shall be in writing and, unless otherwise prescribed by law or governmental regulation, shall be effective for any purpose only if given by (i) mailing the same by registered or certified mail, postage prepaid, return receipt requested, or
(ii) Federal Express or other recognized overnight courier service, addressed to the parties at the respective addresses set forth below, or to such other addresses as either party may from time to time designate by like notice given to the other.

                 (a)      If to Tenant:

                          Biomatrix, Inc.
                          1125 Pleasant View Terrace
                          Ridgefield, New Jersey 07657

                          with a copy to:

                                  Dollinger & Dollinger
                                  Mack Centre One
                                  365 West Passaic Street
                                  Rochelle Park, New Jersey  07662
                                  Attn:  Martin E. Dollinger, Esq.

                 (b)      If to Landlord:

                          Ridgefield Associates
                          1000 Huyler Street
                          Teterboro, New Jersey 07068
                          Attn:  Mr. Alan Ades
                          with a copy to:

                                  Kramer, Levin, Naftalis, Nessen,
                                  Kamin & Frankel
                                  919 Third Avenue
                                  New York, New York 10022
                                  Attn:  Larry M. Loeb, Esq.

                 Section 24.02. Every notice, demand, request, consent, approval or other communication hereunder shall be deemed to have been given or served upon receipt or non-acceptance by the addressee.

                                   ARTICLE 25

                                 SUBORDINATION

                 Section 25.01. This Lease, the leasehold estate of Tenant created hereby and all rights of Tenant hereunder are and shall be subject and subordinate to any and all mortgages, encumbrances, conditions of title and other matters now or hereafter affecting the Property or any part thereof and to all ground or underlying leases and to all mortgages, encumbrances and conditions of title which may now or hereafter affect such leases and to all renewals, modifications, consolidations, replacements and extensions of any such underlying leases and mortgages. This clause shall be self-operative and no further instrument of subordination shall be required by any ground or underlying lessor or by any mortgagee, affecting any lease or the Property or otherwise. In confirmation of such subordination, Tenant shall from time to time, promptly on demand, without charge or expense, execute, acknowledge and deliver any certificate or other instruments or evidence or confirmation of subordination that Landlord may request.

                 Section 25.02. Landlord shall cause any future mortgagee of the Property to enter into a nondisturbance agreement with Tenant, substantially in the form of Exhibit F annexed hereto and made a part hereof, failing which, this Lease shall not be subordinate to such future mortgage.

                 Section 25.03. Tenant covenants and agrees that, except as herein otherwise set forth, this Lease shall not terminate upon the termination of any ground lease or underlying lease or mortgage at any time affecting the Property. If for any reason or cause whatsoever any such ground or underlying lease is terminated by summary dispossess proceedings or otherwise or if such ground or underlying lease is terminated through foreclosure proceedings brought by the holder of any mortgage to which such ground or underlying lease is subject and/or subordinate or otherwise, or if Landlord's fee title is foreclosed upon by the holder of any mortgage thereon, all without Tenant having been made a party in such dispossess and/or foreclosure proceeding, Tenant shall attorn to the lessor under such ground or underlying lease or the purchaser in any such foreclosure proceeding, as the case may be, and this Lease shall not be affected in any way whatsoever (except as herein otherwise expressly provided) by any such proceeding or termination, and this Lease shall continue in full force and effect in accordance with its terms; but if Tenant shall be named in any such dispossess and/or foreclosure proceeding, in the event that Tenant is in default beyond any applicable grace period under this Lease, this Lease and Tenant's estate shall be terminated hereby.

                                   ARTICLE 26

                             CERTIFICATES BY TENANT

                 Section 26.01. Tenant agrees, at any time and from time to time upon not less than ten (10) days' prior notice by Landlord, to execute, acknowledge and deliver to Landlord (or any other parties specified by Landlord), without charge therefor, a statement certifying: (i) whether this Lease is unmodified and in full force and effect (or if there have been any modifications, or supplements or other agreements executed pursuant to the terms of this Lease that the same, as modified and/or supplemented, is in full force and effect and stating the modifications and/or supplements); (ii) the date to which Base Rent and Additional Rent payable by Tenant hereunder has been paid; (iii) whether there is then any existing default in the performance of Landlord's obligations under this Lease and, if so, specifying each such default; (iv) whether there then exist any set-offs or defenses to the enforcement of this Lease by Landlord or any claims of any kind by Tenant against Landlord; (v) the status of any Capital Improvements (including, without limitation, Material Improvements and Tenant's Work) which have been, are being or are contemplated to be performed; (vi) whether there is a default by Tenant under Article 38; (vii) as to such other information and matters as Landlord (or any other parties specified by Landlord) shall require; it being intended that any such statement may be relied upon by Landlord and/or such other parties as Landlord shall have designated.

                                   ARTICLE 27

                             CONSENTS AND APPROVALS

                 Section 27.01. All consents and approvals which may be given under this Lease shall, as a condition of their effectiveness, be in writing. The granting of any consent or approval by Landlord to the performance of any act by Tenant requiring the consent or approval of Landlord under any of the terms or provisions of this Lease shall relate only to the specified act or acts thereby consented to or approved and, unless otherwise specified, shall not be deemed a waiver of the necessity for such consent or approval for the same or any similar act in the future, and/or the failure on the part of Landlord to object to any such action taken by Tenant without the consent or approval of Landlord, shall not be deemed a waiver of Landlord's right to require such consent or approval for any further similar act. Whenever any provision in this Lease provides that Landlord will not unreasonably withhold and/or delay its consent, if Tenant shall at any time claim that Landlord unreasonably withheld or delayed its consent, Landlord's sole obligation shall be to so consent thereto if Tenant prevails against Landlord in an action brought in a court of competent jurisdiction, and Tenant hereby waives and relinquishes any and all claims for damages or other compensation by reason thereof.

                                   ARTICLE 28

                            SURRENDER AT END OF TERM

                 Section 28.01. On the last day of the Term or upon any sooner termination of this Lease, or upon a re-entry by Landlord upon the Property pursuant to Article 23, Tenant agrees that it shall well and truly surrender and deliver up to Landlord the Property in the condition thereof existing on the Commencement Date, subject to the provisions of Section 12.02(d)(ii), in good order, and in the condition and state of repair in which Tenant is obligated to maintain the same under this Lease, reasonable wear and tear excepted, free and clear of all subleases, occupancies, liens and encumbrances. Tenant hereby waives any notice now or hereafter required by law with respect to vacating the Property on any such expiration or termination date.

                 Section 28.02. On the last day of the Term or upon any sooner termination of this Lease, or upon re-entry by Landlord upon the Property pursuant to Article 23, Tenant agrees to deliver to Landlord such of the following as shall be in Tenant's possession: (i) all original licenses and permits then pertaining to the Property; (ii) permanent certificate(s) of occupancy (or similar final approvals of applicable governmental authorities) then in effect in respect of the Property; (iii) all warranties and guarantees then in effect which Tenant has received in connection with any work or services performed or Equipment installed in any part of the Property, together with a duly executed assignment thereof to Landlord; and (iv) any and all other documents of every kind and nature whatsoever which may be necessary for the maintenance, operation and management of the Property.

                 Section 28.03. If the Property is not surrendered and vacated as and at the time required by this Lease (time being of the essence), Tenant shall be liable to Landlord for: (iii) all expenses, losses and damages which Landlord may incur or sustain by reason thereof, including, without limitation, reasonable attorneys' fees, and Tenant shall indemnify Landlord against all claims made by any succeeding tenants or others against Landlord or otherwise arising out of or resulting from the failure of Tenant timely to surrender and vacate the Property in accordance with the provisions of this Lease; and (iv) per diem use and occupancy in respect of the demised premises equal to one and one-half times the Base Rent and Additional Rent payable hereunder for the last year of the term of this Lease (which amount Landlord and Tenant presently agree is the minimum to which Landlord would be entitled and is presently contemplated by them as being fair and reasonable under such circumstances and not a penalty). In no event shall any provision hereof be construed as permitting Tenant to hold over in possession of the Property after expiration or termination of the Term hereof.

                                   ARTICLE 29

                                QUIET ENJOYMENT

                 Section 29.01. Landlord covenants that, if and so long as no Event of Default shall have occurred hereunder, Tenant shall and may (subject, however, to the terms and conditions of this Lease), peaceably and quietly have, hold and enjoy the Property during the Term without molestation or disturbance by or from Landlord or any person claiming by, through or under Landlord.

                                   ARTICLE 30

                                  ARBITRATION

                 Section 30.01. In such cases where this Lease expressly provides for the settlement of a dispute or question by arbitration, and only in such cases, either Landlord or Tenant may demand arbitration. Upon such demand, the dispute or question shall be determined by arbitration conducted in Bergen County, before and in accordance with the rules then obtaining of the American Arbitration Association, or any successor thereto.

                 Section 30.02. The expenses of arbitration shall be shared equally by Landlord and Tenant, but each party shall be responsible for the fees of its own attorneys and witnesses. Landlord and Tenant agree to execute all documents and to do all other things necessary to submit any such matter to arbitration and further agree that a judgment or order may be entered in any court of competent jurisdiction based on an arbitration award,





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including the granting of injunctive relief.  In rendering their decision and award, the arbitrators shall have no power to vary, modify, amend or reform any of the terms or provisions of this Lease, and the jurisdiction of the arbitrators is hereby expressly limited accordingly.

                                   ARTICLE 31

                        INVALIDITY OF CERTAIN PROVISIONS

                 Section 31.01. If any term or provision of this Lease, or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to Persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

                                   ARTICLE 32

                                 RENEWAL OPTION

                 Section 32.01. Provided this Lease is in full force and effect and that Tenant shall not be in default hereunder, Tenant shall have the right on one (1) occasion, by giving Landlord unconditional written notice ("Tenant's Renewal Notice") of its exercise of such right between January 1, 2005 and June 30, 2005, time being of the essence, to extend the Expiration Date of this Lease from the date specified in Article 1 to the tenth (10th) anniversary of such date (the "Renewal Period"). Upon Tenant's exercise of its right to extend as aforesaid, this Lease shall be deemed extended until February 28, 2016, upon the terms and conditions contained herein except that:
(i) Tenant shall have no further right to renew this Lease or extend the term hereof; and (ii) the Base Rent payable during the Renewal Period shall be fixed in accordance with the provisions of Section 32.02.

                 Section 32.02.

                          (a)     Upon receipt of Tenant's Renewal Notice,
Landlord and Tenant shall seek for thirty (30) days to agree upon the Base Rent for the Renewal Period, which the parties agree shall be the fair market rental value of the Property, except that in no event and under no circumstances shall the Base Rent for the Renewal Period be less than the Base Rent payable by Tenant in respect of the Property immediately prior to the Renewal Period. Should Landlord and Tenant be unable within thirty (30) days following Landlord's receipt of Tenant's Renewal Notice to reach agreement as to such Base Rent and execute an





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agreement in form and content satisfactory to Landlord confirming the Base
Rent, same shall be determined in accordance with the provisions of subsection
(b) of this Section 32.02.

                          (b)     In the event that the Base Rent is to be
determined in accordance with the provisions of this subsection, the following procedure shall be utilized. Tenant shall appoint a disinterested person with at least ten (10) years professional service as a licensed real estate broker in the State of New Jersey who has been involved in the rental of facilities comparable to the Property which are located in Bergen County, New Jersey, for not less than ten (10) years to serve as an appraiser on its behalf and shall give notice thereof to Landlord within sixty (60) days after Landlord's receipt of Tenant's Renewal Notice. Landlord shall, within sixty (60) days after receiving said notice, appoint a second disinterested person having qualifications similar to those required of the appraiser to be appointed by Tenant to serve as appraiser on its behalf and shall give notice thereof to Tenant. If a party who shall have the right pursuant to the foregoing to appoint an appraiser fails or neglects to timely do so, then in such event the other party shall select a person to serve as the appraiser not so selected by the first party, and upon such selection, such appraiser shall be deemed to have been selected by the first party. The appraisers shall independently, within thirty (30) days after their appointment, render in writing to Landlord and Tenant their independent appraisals of what the annual fair market rental value of the Property would be for a ten (10) year term commencing on March 1, 2006 were the Property then ready to be leased and dedicated for its highest and best economic use and purpose, assuming the condition of the Property were that thereof on the Commencement Date (containing high grade and well-lit office and warehouse space comprised of 12,637 square feet and 79,163 square feet, respectively) and taking into account all relevant factors, free and clear of all encumbrances (including the lien of this Lease and any subleases, except, however, if the inclusion of subleases and the rents thereunder would increase the fair market rental value of the Property), and taking into account increases in fixed or minimum rental rates then being included in leases for comparable space and terms in comparable properties in Bergen County, New Jersey. If Landlord and Tenant or the two (2) appraisers cannot, within thirty
(30) days thereafter agree on what the annual fair market rental value of the Property would be for the Renewal Period, the two (2) appraisers theretofore appointed shall appoint a third disinterested person with at least ten (10) years professional service as a licensed real estate broker in the State of New Jersey who has been involved in the rental of facilities comparable to the Property which are located in Bergen County, New Jersey, for not less than ten
(10) years. If the appraisers thus appointed by Landlord and Tenant shall fail to appoint such





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third disinterested appraiser (who is amenable to serving as such) within thirty (30) days either Landlord or Tenant may, by application to the Presiding Justice of the Court of Appeals of the State of New Jersey for the Judicial Department in which the Property is located, seek to appoint such third disinterested person. Upon such appointment, such person shall be the third appraiser as if appointed by the original two appraisers. The third appraiser shall then promptly select the amount set forth in one or the other of the two appraisals theretofore prepared which such appraiser believes most closely approximates the annual fair market rental value of the Property and same shall be the Base Rent for the Renewal Period except that in no event and under no circumstances shall the Base Rent be less than the Base Rent payable by Tenant in respect of the Property immediately prior to the beginning of the Renewal Period. Subject to the qualification in the prior sentence contained, the determination of the appraiser(s) shall conclusively be and be deemed to be the Base Rent for the Renewal Period and shall be binding on Landlord and Tenant. In rendering their determination, the appraisers shall have no power to modify or in any manner alter or reform any of the provisions of this Lease. The cost of each party's appraiser (and the third appraiser, if necessary) shall be shared equally by Landlord and Tenant. Landlord and Tenant agree to sign all documents and to do all other things necessary to submit the question of the amount of the fair market rent to the appraisers and further agree to, and hereby do, waive any and all rights they or either of them may at any time have to revoke their agreement under this Article 32. If, for any reason whatsoever, the Base Rent in respect of the Renewal Period has not been determined at the beginning of the Renewal Period, Tenant shall pay to Landlord on account of Base Rent (subject to adjustment once the Base Rent is determined) one hundred ten (110%) percent of the Base Rent reserved hereunder immediately prior to the Renewal Period. Nothing in this Article 32 contained shall alter or modify Tenant's obligations during the Renewal Period to pay Impositions pursuant to Article 4 and to pay all other Additional Rent due under this Lease or in respect of the Property.

                                   ARTICLE 33

                            WAIVER OF TRIAL BY JURY

                 Section 33.01. To the fullest extent permitted by law, Landlord and Tenant do hereby waive and will waive all rights to trial by jury on any cause of action, proceeding or counterclaim directly or indirectly arising out of or in any way connected with this Lease, the Property, Tenant's use and occupancy of the Property or any matters whatsoever arising out of or in any way connected with this Lease. The provisions of this Lease relating to waiver of a jury trial shall survive the expiration of the





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Term.  To the fullest extent permitted by law, Tenant waives and relinquishes the right to interpose a counterclaim (or to seek consolidation of a lawsuit by Tenant against Landlord) in or in respect of any action or proceeding Landlord may institute against Tenant for or relating to the payment of Rent.

                                   ARTICLE 34

                                     BROKER

                 Section 34.01. Each of Landlord and Tenant acknowledges, represents and warrants to the other party that it has dealt with no broker with respect to this Lease or the Property (including the transactions contemplated under Articles 36 and 37) other than Strategic Alliance Realty, Inc. and Jacobson, Goldfarb & Tanzman Associates L.L.C. (collectively, "Broker"). Each of Landlord and Tenant hereby covenants and agrees forever to defend, indemnify and hold the other party and its successors and assigns harmless from and against any and all claims, demands or judgments (and for all expenses, including, but not limited to, reasonable counsel fees and expenses incurred by the other party in connection therewith) for any commissions, fees or other compensation of any kind by or in favor of any broker or other party, other than Broker, claiming to have acted in any capacity, at the behest of the party making the indemnity, as a broker in bringing about this Lease. As, if and when this Lease shall be mutually executed and delivered by Landlord and Tenant, Landlord agrees to pay any commission that may be due Broker in connection with this Lease in accordance with separate agreements between Landlord and Broker.

                                   ARTICLE 35

                                    SECURITY

                 Section 35.01. (a) Within three (3) days after the execution and delivery of this Lease by Tenant, and subject to the provisions of Section 1.02, Tenant shall deposit with Landlord the sum of $65,025.00 as security for the faithful performance and observance by Tenant of the terms, provisions, covenants and conditions of this Lease. It is agreed that if Tenant defaults in respect of any of the terms, provisions, covenants or conditions of this Lease, including, but not limited to, the payment of Base Rent or Additional Rent, Landlord may use, apply and retain the whole or any part of the security so deposited to the extent required for the payment of any Base Rent or Additional Rent or any other sum as to which Tenant is in default or for any sum which Landlord may expend or may be required to expend by reason of Tenant's default in respect of any of the terms, covenants and conditions of this Lease, including, but not limited to, any sums due or arising from the





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Removal (or Tenant's failure to perform same) or any damages or Deficiencies in reletting of the Property or the leasing of the entire Property, whether such damages or Deficiencies accrued before or after summary proceedings or other re-entry by Landlord. In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this Lease, the security shall be returned to Tenant within twenty (20) days after the date herein fixed as the expiration date of this Lease (or the earlier Closing or Sale Closing, as the case may be) and after the surrender of possession of the entire Property to Landlord in the manner called for by this Lease. In the event of a sale of the Property, Landlord shall transfer the security to the vendee or lessee and Landlord shall thereupon be released by Tenant from all further liability for the return of the security; and Tenant agrees to look solely to the new Landlord for the return of the security; and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a new Landlord. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the monies deposited hereunder as security and that neither Landlord nor its successors or assigns shall be bound by any such assignment or encumbrance, or attempted assignment or attempted encumbrance.

                          (b) As long as major commercial banks in Bergen
County make interest bearing security deposit accounts available, said security deposit shall be placed by Landlord or its agent in an interest bearing account. Interest that may accrue thereon shall belong to Tenant, except such portion thereof as shall be equal to one (1%) per cent per annum of said security deposit (or such higher percentage as Landlord may from time to time be lawfully entitled to retain), which such percentage shall belong to and be the sole property of Landlord as an administrative fee which Landlord may withdraw from time to time and retain. That portion of the interest belonging to Tenant shall be accumulated and retained hereunder. The obligation to pay any taxes, whether income or otherwise, related to or affecting any interest earned on such security deposit (except as to that portion thereof which belongs to Landlord) shall be the sole responsibility of Tenant and Tenant hereby agrees to pay same and to forever indemnify and save harmless Landlord in respect thereof. Tenant shall, within fifteen (15) days after demand, furnish Landlord or its agent with a tax identification number for use in respect of such deposits.

                 Section 35.02. In addition to, and not in limitation or modification of the provisions of Section 1.02, if Landlord at any time utilizes any portion of the security by reason of any claimed default by Tenant hereunder, Tenant shall within five (5) days after demand, restore and pay Landlord the amount so utilized.





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
                                   ARTICLE 36

                               OPTION TO PURCHASE

                 Section 36.01. (a) Tenant shall have an option to purchase the Property, upon and subject to the terms and conditions set forth in this
Article 36, which option shall be exercisable by irrevocable and unconditional notice to Landlord (the "Exercise Notice") delivered to Landlord prior to November 14, 1998 (time being of the essence), accompanied by an Acceptable Check (as hereinafter defined) in the amount of ten (10%) percent of the Purchase Price (as hereinafter defined) (the "Downpayment"), made payable to the order of Landlord's attorney as escrowee ("Escrowee"), and which purchase shall be consummated on the date designated by Tenant in the Exercise Notice, which date shall be no earlier than ninety (90) days nor later than one hundred eighty (180) days after the Exercise Notice shall have been given by Tenant (the "Closing"), time being of the essence as to Tenant's performance of its obligations hereunder on such 180th day.

                 (b) The Downpayment shall be held in escrow by Escrowee, upon and subject to the terms and conditions herein set forth:

                          (i)  Escrowee shall hold the proceeds of the
Acceptable Check representing the Downpayment in escrow in a special bank account (or as otherwise agreed in writing by Landlord, Tenant and Escrowee) until the Closing or sooner cancellation of the conveyance contemplated under this Article 36, and shall pay over or apply such proceeds in accordance with the terms of this Article 36. Escrowee shall hold such proceeds in an interest-bearing account; any interest earned thereon shall be paid to the same party entitled to the escrowed proceeds, and the party receiving such interest shall pay any income taxes thereon. The tax identification numbers of the parties shall be furnished to Escrowee upon request. At the Closing, such proceeds and the interest thereon, if any, shall be paid by Escrowee to Landlord. If for any reason the Closing does not occur and either party makes a written demand upon Escrowee for payment of such amount, Escrowee shall give written notice to the other party of such demand. If Escrowee does not receive a written objection from the other party to the proposed payment within ten
(10) business days after the giving of such notice, Escrowee is hereby authorized to make such payment. If Escrowee does receive such written objection within such ten (10) business day period, Escrowee shall continue to hold such amount until otherwise directed by written instructions from Landlord and Tenant or a final judgment of a court. However, Escrowee shall have the right at any time to deposit the escrowed proceeds and interest thereon, if any, with the clerk of any court of the





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
county in which the Land is located. Escrowee shall give written notice of such deposit to Landlord and Tenant. Upon such deposit, Escrowee shall be relieved and discharged of all further obligations and responsibilities hereunder.

                          (ii)  The parties acknowledge that Escrowee is acting
solely as a stakeholder at their request and for their convenience, that Escrowee shall not be deemed to be the agent of either of the parties, and that Escrowee shall not be liable to either of the parties for any act or omission on its part unless taken or suffered in bad faith, in willful disregard of this
Article 36 or involving gross negligence. Landlord and Tenant shall jointly and severally indemnify and hold Escrowee harmless from and against all costs, claims and expenses, including reasonable attorneys' fees, incurred in connection with the performance of Escrowee's duties hereunder, except with respect to actions or omissions taken or suffered by Escrowee in bad faith, in willful disregard of this Article 36 or involving gross negligence on the part of Escrowee.

                          (iii)  Escrowee has acknowledged agreement to these
provisions by signing in the place indicated on the signature page of this Lease.

                 Section 36.02.  The Purchase Price for the Property shall be:
(i) $4,500,000.00, if the Closing takes place on or prior to November 14, 1997;
(ii) $4,550,000.00, if the Closing takes place on or after November 15, 1997 and on or prior to May 14, 1998; and (iii) $4,600,000.00, if the Closing takes place on or after May 15, 1998 and prior to May 14, 1999.

                 Section 36.03. The Closing shall take place at the offices in New York City or Bergen County, New Jersey designated by Tenant's lending institution's counsel. At the Closing: (a) Tenant shall deliver to Landlord the balance of the Purchase Price, by good certified check of Tenant drawn on, or official check issued by a bank which is a member of the New York Clearing House Association, unendorsed and payable directly to the order of Landlord (the "Acceptable Check(s)"; provided that, solely in the case of the Downpayment, the Acceptable Check shall be directly to the order of Escrowee);
(b) Landlord shall deliver to Tenant a bargain and sale deed with covenant against grantor's acts, in proper statutory short form for record, duly executed and acknowledged, so as to convey to Tenant fee simple title to the Property as required by this Article 36, together with a standard affidavit of title and, if Landlord is a corporation, a certified corporate resolution authorizing the sale; (c) Landlord shall deliver to Tenant its original executed copies of this Lease and an executed assignment thereof; Tenant shall deliver to Landlord an executed assumption of this Lease. The assignment and assumption of this Lease shall specifically include all of





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Landlord's right, title and interest to any security then remaining deposited with Landlord, which security shall, at the option of Landlord, be transferred to Tenant at the Closing or credited against the balance of the Purchase Price due at the Closing; (d) Landlord shall deliver to Tenant an executed bill of sale (with no representations by, or warranty or recourse to, Landlord) for all personal property owned by Landlord, located at the Property and used in connection with the ownership, operation, repair and maintenance of the Property; (e) the parties shall execute and deliver any required State, City and/or County transfer and/or recording tax returns, and Landlord shall deliver (or shall instruct Tenant to so deliver, as a credit against the balance of the Purchase Price otherwise due) certified or official bank checks payable to the order of the appropriate State, City and/or County officers in the amount of any applicable transfer and/or recording tax payable by reason of the delivery or recording of the deed and/or the conveyance of the Property, and Tenant shall deliver the recording fees for such deed, which amounts, together with the required tax returns, shall be delivered by Landlord to the appropriate officer(s) promptly following the Closing; (f) Base Rent and Additional Rent shall be apportioned as of midnight of the day before the Closing and any balance due to Landlord shall be payable by Tenant by Acceptable Checks; any errors or omissions in computing apportionments at the Closing shall be corrected within a reasonable time following the Closing, which provision shall survive the Closing; (g) Landlord shall deliver to Tenant a certification of non- foreign status, which certification shall be in the form then required by the Foreign Investment in Real Property Tax Act, Internal Revenue Code, Section 1445; (h) Landlord shall deliver to Tenant any notice(s) received by Landlord of condemnation proceedings affecting the Property or of proceedings to change the zoning thereof, or of any outstanding violation of any governmental law, rule, statute, ordinance or regulation affecting the Property; (i) Tenant shall have complied with all of its obligations under Article 38, which obligation shall survive the Closing; Landlord agrees to make such filings which, under ISRA (as hereinafter defined), must be made by the owner of the Property upon the conveyance thereof, provided that such filings (and the cost thereof) are purely ministerial in nature (except insofar as they relate to items for which Landlord is responsible under Section 38.05, in which event Landlord shall, at its own cost and expense, undertake all required filings, testing, sampling, investigation and remediation), Tenant acknowledging that it will be the sole operator of the Property from and after delivery of possession thereof to Tenant, and further provided that Tenant shall have complied with its obligations under Article 38; and (j) the parties shall deliver such other forms which are then customarily required to consummate a conveyance of the Property, but solely to the extent





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
that the delivery of such forms comports with the intention of this Article 36.

                 Section 36.04. The Property shall be conveyed at the Closing together with all right, title and interest of Landlord, if any, in and to any land lying in the bed of any street, road or highway, opened or proposed, in front of, adjacent to or adjoining the Land to the center line thereof, and, subject to the provisions of Section 9.05, to any unpaid award for any taking by condemnation or any damage to the Land by reason of a change of grade of any street or highway abutting the Land.

                 Section 36.05. The Property shall be conveyed to Tenant at the Closing, and Tenant acknowledges and agrees to accept same, in its "as is" condition and state of repair at the Closing.

                 Section 36.06. (a) The Property shall be conveyed subject to:
(i) the Encumbrances, except for mortgages made by Landlord encumbering the Property and such easements, encroachments, liens and encumbrances created by Landlord after the execution and delivery of this Lease (provided same are not created at the request of, or by reason of the acts or omissions of, Tenant or any default by Tenant under the terms and conditions of this Lease); and (ii) the terms and conditions of this Lease.

                 (b) At the Closing, subject to the foregoing provisions of Section 36.06(a), Landlord shall give and Tenant shall accept such title as any reputable title insurance company, licensed to issue title insurance in the State of New Jersey, shall be willing to approve and insure, at regular rates, in accordance with a standard form of title policy. Tenant shall cause a copy of the title report issued by such company to be delivered to Landlord no later than one hundred twenty (120) days before the Closing, and updates thereof every thirty (30) days thereafter.

                 (c) If at the date of the Closing Landlord is unable to transfer title to Tenant in accordance with Section 36.06(a) due to defects in or objections to title or otherwise (the "Defects"), other than those Defects subject to which Tenant is obligated to accept title hereunder under Section 36.06(a) or which Tenant may have waived, and if Tenant shall be unwilling to waive the same and to close title without abatement of the Purchase Price, Landlord shall be entitled from time to time, upon notice to Tenant, to adjourn the date for the Closing hereunder for a period or periods not exceeding sixty
(60) days (and the date for the Closing shall be adjourned to a date so specified by Landlord), to remove, remedy or comply with such Defects. If for any reason whatsoever, Landlord shall not have





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succeeded in removing, remedying or complying with such Defects at the expiration of such adjournment(s), Tenant, nevertheless, may elect to accept such title as Landlord may be able to convey with a credit against the monies payable at the Closing equal to the reasonably estimated cost to cure such Defects (not to exceed one (1%) percent of the Purchase Price), but without any other credit or liability on the part of Landlord. If Tenant shall not so elect, then either party may cancel the conveyance contemplated under this
Article 36 by notice to the other given within ten (10) days after such adjourned date. Landlord shall not be required to bring any action or proceeding or to incur any expense in excess of one (1%) percent of the Purchase Price to cure any Defects, but the foregoing shall not permit Landlord to refuse to pay off at the Closing, to the extent of the monies payable at the Closing, mortgages made by Landlord encumbering the Property.

                 (d) If the conveyance contemplated under this Article 36 is cancelled pursuant to the terms of subsection (c) above, this Lease, and the obligations of Tenant hereunder, shall be, and continue to be, in full force and effect.

                 Section 36.07. If Landlord shall willfully default in its obligations under this Article 36, the sole remedies of Tenant shall be to either: (i) seek specific performance of Landlord's obligations under this
Article 36 in a court of competent jurisdiction; or (ii) cancel the conveyance contemplated under this Article 36 and receive a refund of the Downpayment, plus Tenant's reasonable title examination and survey costs, not to exceed $2,500. In any such event, Tenant's obligations under this Lease (including, without limitation, to pay Rental without abatement or offset of any kind) shall not be impaired or affected thereby, except that Article 37 shall be rendered null and void for all purposes.

                 Section 36.08. The option herein granted in this Article 36 may not be assigned by Tenant and any purported assignment thereof shall be void. Notwithstanding the foregoing, Landlord shall not unreasonably withhold or delay its consent to a proposed assignment of the option herein granted, subject to, and conditioned upon compliance with, all of the terms and conditions set forth in Section 10.02, the terms and provisions of which shall apply to a proposed assignment of the option herein granted.

                 Section 36.09. The provisions of Section 37.03(b) shall apply in the event that, after delivering the Exercise Notice together with the Downpayment, Tenant fails to consummate the purchase of the Property in the manner set forth in this Article 36.





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
                 Section 36.10. If for any reason whatsoever, Tenant fails to give the Exercise Notice or pay the Downpayment or the balance of the Purchase Price in the manner or within the time frame herein specified, or there shall occur an Event of Default under this Lease, the option herein granted shall be and be deemed to be waived and a nullity.

                 Section 36.11. Tenant may waive any conditions to the performance by Tenant of its obligations under this Article 36.

                                   ARTICLE 37

                   LANDLORD'S RIGHT(S) TO REQUIRE PURCHASE OF
                             THE PROPERTY BY TENANT

                 Section 37.01. (a) In the event that, for any reason whatsoever, Tenant fails to: (i) deliver the Exercise Notice, together with the Downpayment required under Article 36, prior to November 14, 1998; or (ii) deliver the Downpayment simultaneously with delivering the Exercise Notice; or
(iii) purchase the Property pursuant to Article 36 on or prior to May 14, 1999, time being of the essence; then, from and after the occurrence of any such event, Landlord shall have the right, exercisable by notice given by Landlord to Tenant on or before November 14, 1999, to require Tenant to purchase the Property (the "Right to Sell") on the day designated by Landlord which is at least one hundred sixty-five (165) days after the date Landlord gives Tenant such notice advising Tenant that Landlord is electing to exercise the Right to Sell, with the day which is fifteen (15) days following such date designated by Landlord being of the essence as to Tenant's performance of its obligations hereunder (the "Sale Closing"). The sale shall be upon the terms and conditions in this Article 37 set forth.

                 (b) If Landlord exercises the Right to Sell, then, in such event, the purchase price payable by Tenant for the Property (the "Sale Purchase Price") shall equal the sum of $4,600,000.00. The Sale Purchase Price shall be payable by Tenant as follows: (i) ten (10%) percent thereof (the "Downpayment") shall be delivered to Landlord by Acceptable Check (which shall be made payable to the order of Escrowee) within thirty (30) days after Landlord shall have given Tenant notice of its exercise of the Right to Sell, time being of the essence; and (ii) the balance of the Sale Purchase Price shall be paid by Acceptable Check at the Sale Closing.

                 Section 37.02. In the event Landlord exercises the Right to Sell, the terms and provisions of Sections 36.01(b), 36.03, 36.04, 36.05, 36.06, 36.07 and 36.11 shall be applicable to the conveyance by Landlord hereunder, except that, for purposes of this Article 37, reference in said Sections to: (a)





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
the "Closing" shall be deemed to mean the "Sale Closing"; (b) the "Purchase Price" shall be deemed to mean the "Sale Purchase Price"; and (c) "this Article 36" shall be deemed to mean "this Article 37."

                 Section 37.03. (a) In the event Tenant defaults in the payment of the Downpayment in accordance with this Article 37, such failure shall constitute an immediate incurable Event of Default under this Lease, and Landlord shall be entitled to both terminate this Lease and avail itself of such damages as are provided for in Article 23 and to also avail itself of such remedies as are available at law, equity or otherwise by reason of the failure by Tenant to consummate the purchase transaction contemplated under this
Article 37.

                 (b) In the event Tenant, after paying the Downpayment in accordance with this Article 37, fails to consummate the transactions contemplated under this Article 37, then: (i) Landlord may retain the Downpayment as liquidated damages for the loss, damage and expense suffered by Landlord by reason of such failure, it being agreed that Landlord's damages are difficult to ascertain and such Downpayment shall constitute a fair and reasonable estimation of such damages, being liquidated damages and not a penalty; and (ii) within ninety (90) days following the occurrence of such failure, Landlord may declare such failure by Tenant to consummate the purchase of the Property to constitute an incurable Event of Default under this Lease, and Landlord shall be entitled to terminate this Lease, as provided for in
Article 23, and obtain such damages as are therein and otherwise provided for; provided that, if Tenant does not contest any action or proceeding brought by Landlord to terminate this Lease and if Tenant shall deliver to Landlord:

                          (1)  on or prior to the date the Sale Closing would
have occurred, the sum of $100,000.00, to be held by Landlord as additional security under Article 35; and

                          (2)     within three (3) days after demand therefor
by Landlord, an executed copy of a stipulation (the "Stipulation") prepared by Landlord in respect of any action or proceeding brought by Landlord to terminate this Lease which, among other provisions, contains the following:
(A) Tenant's acknowledgment of its appearance in the action or proceeding; (B) Tenant's acknowledgment of proper and effective service upon it, and receipt by it, of all notices, petitions, complaints and other relevant documents in the action or proceeding; (C) Tenant's consent to jurisdiction of the court over
it; (D)   Tenant's waiver of any and all set-offs, counterclaims and defenses that could be asserted in the action or proceeding including, without limitation, all jurisdictional defenses; (E) Tenant's waiver of the right to appeal; (F) Tenant's agreement that it shall not make any application to any court to stay the execution of a warrant of eviction from the Property or to vacate the Stipulation; (G) Tenant's verifying the truth of the allegations in Landlord's complaint and any documents served; (H) Tenant's joining in Landlord's application that the Stipulation be "So Ordered" by the Court; (I) Tenant's admitting to the validity of this Lease; (J) Tenant's agreeing that final judgment shall be granted upon consent, in favor of Landlord, and that a warrant of eviction (the "Warrant") shall issue forthwith; (K) Tenant unconditionally agreeing to vacate and surrender the Property to Landlord on a date designated by Landlord in accordance with this Article 37; (L) Tenant agreeing that if it fails to vacate the Property on the date so designated by Landlord under clause (K) above, Landlord shall have the immediate right to execute upon the Warrant and have Tenant evicted; (M) Tenant waiving all rights it may then or thereafter have under New Jersey law to stay, vacate, modify or otherwise delay the issuance or execution of any warrant for Tenant's removal from the Property on or after the date so designated by Landlord or to challenge in any way or for any reason whatsoever the issuance or execution of such warrant; (N) Tenant agreeing that time is of the essence in all of the obligations and actions Tenant has agreed and consented to undertake pursuant to the terms of the Stipulation and the agreements incorporated by reference therein; (O) Tenant agreeing that the stay of the Warrant shall be ended and dissolved and the Warrant may immediately be executed if Tenant violates any of the terms or conditions of this Lease or the Stipulation; for purposes of said provision, a sworn affidavit submitted by Landlord to the court setting forth that Tenant has violated a provision of the Stipulation and/or this Lease shall be sufficient to conclusively prove such violation; and (P) Tenant agreeing to the entry of the Stipulation into the Court's record of the action or proceeding and the Stipulation being "So Ordered", if Landlord so elects;
then the Warrant issued in connection with such termination of this Lease shall be stayed for one (1) year from the date on which the Sale Closing was otherwise to have occurred, or such shorter period than one (1) year as is designated by Tenant upon not less than six (6) months' notice thereof to Landlord given within sixty (60) days following the date the Sale Closing was otherwise to have occurred (the "Stay Period"). The stay shall be effective so long as Tenant is not otherwise in default under the terms and provisions of this Lease or the Stipulation during such Stay Period.





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
                                   ARTICLE 38

                            ENVIRONMENTAL COMPLIANCE

                 Section 38.01. Subject to the provisions of Section 38.05, Tenant covenants and agrees that it shall not use or suffer the Property to be used in any manner as to create or cause a violation of environmental laws or regulations applicable to Tenant and/or the Property. It is expressly understood and agreed that Tenant shall not cause or suffer to be caused any chemical contamination or discharge into the environment of any substance of any nature which, under any applicable law, rule or regulation of any governmental authority having jurisdiction, constitutes a hazardous substance or hazardous waste in violation of any such law or regulation. Tenant hereby further covenants and agrees that: (a) Tenant shall not generate, manufacture, refine, transport, treat, store, handle, dispose of or otherwise deal with any "hazardous substance" or "hazardous waste", as such terms presently or in the future are defined in the Industrial Site Recovery Act of New Jersey (N.J.S.A. 13:1K-6 et seq.), the regulations promulgated thereunder and any amending and successor legislation ("ISRA"), in violation of any applicable law or regulation (the generation, manufacture, refinement, transportation, treatment, storage, handling, disposition and/or otherwise dealing with such hazardous substance or hazardous waste, as the case may be, being referred to for convenience as "dealing with" such hazardous substance or hazardous waste); (b) if at any time during the Term there shall be required as a result of an act of Tenant, with respect to the Property or any part thereof, any act pursuant to or in compliance with ISRA, including the filing of any required forms, affidavits, applications or any other matter, or the preparation or effectuation of any clean-up plans, Tenant shall be responsible for such compliance as if Tenant were the "owner" of the Property as defined by ISRA (but the foregoing shall not be deemed to vitiate the provisions of Section 38.05); and (c) Tenant shall, subject to the provisions of Section 38.05, indemnify and hold Landlord harmless against any liability, loss, cost or expense, including court costs and attorneys' fees, incurred by reason of any failure by Tenant to comply with ISRA, or any other environmental law now or hereafter in effect. Tenant expressly acknowledges its understanding and agreement that at the expiration or earlier termination of this Lease (including, without limitation, by reason of a conveyance pursuant to Articles 36 or 37), or of any sublease or subtenancy, certain notices, letters, forms, applications, affidavits, filings and, possibly, sampling plans, investigations, cleanup plans and remediation/cleanup work may be required pursuant to ISRA and that Tenant shall, subject to Section 38.05, either in its own name or, if required, in the name of Landlord, comply, at Tenant's own expense, with all such applicable notices, filings and the like and indemnify and hold harmless Landlord, against any responsibility which may be placed upon Landlord for or relating to the matter or such requirement. Provided that no liability may be incurred by Landlord by reason thereof, Landlord agrees to cooperate with Tenant by executing such filings which, under ISRA, must be made by the owner of the Property. In addition, Landlord shall, at no charge to Tenant, provide Tenant with such information directly relevant to ISRA which is in Landlord's possession and is required for a filing with the DEP. At the request of Landlord from time to time, Tenant shall: (i) provide to Landlord copies of any documents filed by Tenant pursuant to ISRA; (ii) permit Landlord to be present at any inspections, on or off site, and at any meeting of the DEP or other meetings, relating to ISRA; and (iii) provide Landlord with an inventory of hazardous substances and wastes dealt with by Tenant at the Property, as well as such additional information reasonably requested by Landlord in order that Landlord be able to provide required information for ISRA filings or for determination of whether there has been compliance with any applicable environmental law, including ISRA, including but not limited to the following information with respect to Tenant and all or any subtenant(s), as requested: the standard industrial classification number applicable to Tenant and such subtenant(s); any inventory of hazardous substances and wastes dealt with at the Property by Tenant or any subtenant(s), a listing of all Federal and State environmental permits and enforcement actions against Tenant or any subtenant(s) with respect to the Property, for violation of environmental laws, a scaled site map identifying all areas where hazardous substances or wastes are dealt with; a description of storage vessels containing hazardous wastes or substances, by type and location; notification regarding any spill or discharge of hazardous substances or wastes in violation of environmental laws applicable to Tenant or the Property, including a description and location of such spills or discharges; and copies of all soil, ground water or surface water sampling results performed by or on behalf of Tenant, including effluent quality monitoring, conducted at the Property.

                 Section 38.02. Subject to the provisions of Section 38.05, Tenant, to the fullest extent permitted by law, hereby indemnifies and saves Landlord harmless from and against any and all claims, obligations, liabilities, suits, actions, proceedings, judgments, fines, damages, penalties, costs, charges and expenses, including, without limitation, attorneys' fees and disbursements, of whatsoever kind or nature which may be asserted against, imposed upon or incurred by Landlord by reason of any discharge by Tenant on the Property and/or default by Tenant under this Article 38. In the event a claim is made in an action or proceeding against Landlord for which indemnity is sought from Tenant hereunder: (a) Landlord shall give Tenant prompt notice thereof following Landlord's receipt of notice of such claim;

(b) Tenant shall defend such claim, at its sole cost and expense, with due diligence, retaining counsel reasonably satisfactory to Landlord; (c) Landlord shall reasonably cooperate with Tenant in such defense; and (d) Landlord will not settle any such claim which Tenant is diligently defending provided that Landlord, in its reasonable judgment, determines that it will not incur any liability by reason of such failure to settle and that the Property is not in danger of being forfeited, lost or diminished in value.

                 Section 38.03. The provisions of Sections 38.01 and 38.02 shall survive the expiration or earlier termination of this Lease, and it shall be the responsibility of Tenant to require any subtenant of the Property to expressly agree in writing to comply with the provisions of this Article.

                 Section 38.04. Tenant may contest, at its sole cost and expense, in a court of competent jurisdiction, any alleged violation of applicable environmental law, provided that Landlord, in its reasonable judgment, determines that it will not incur any liability in respect thereof and that the Property is not in danger of being forfeited, lost or diminished in value.

                 Section 38.05. Notwithstanding anything to the contrary set forth in this Lease, except as set forth in Section 1.02, if any "hazardous substance" or "hazardous waste" (as such terms are now or hereafter defined under applicable law or regulation), or friable asbestos, were discharged in, on, under or about the Property during the ownership thereof by Landlord prior to the Commencement Date (and, in the case of Portion A and Portion B, prior to the delivery of possession thereof to Tenant), then Landlord shall be responsible, at Landlord's own cost and expense, to promptly undertake all filings, investigation, sampling and remediation required, including, without limitation, removing same from the Property, in compliance with all applicable environmental laws and/or regulations now or hereafter in effect, and shall indemnify, defend and hold Tenant harmless from and against any and all claims, obligations, liabilities, suits, actions, proceedings, judgments, fines, losses, damages, penalties, costs, charges, expenses and disbursements of whatever kind or nature, including, without limitation, reasonable counsel, engineering and other professional or expert fees which may be asserted against, imposed upon or incurred by Tenant, as a result of such discharge and/or a default by Landlord under this Section 38.05; Tenant represents and warrants to Landlord that as of the date of execution and delivery of this Lease, Tenant does not know of such hazardous substance or hazardous waste, or friable asbestos that would trigger this indemnification. In no event shall Landlord undertake any remedial activity that shall result in engineering or institutional controls inconsistent with the provisions and limitations set forth in Exhibit B. The indemnity in this
Section 38.05 shall survive the Closing or the Sale Closing, or if neither the Closing nor the Sale Closing occurs, the expiration or earlier termination of this Lease, except that if Tenant has defaulted hereunder resulting in the termination of this Lease by final non-appealable court order, Landlord's indemnity shall survive only in respect of claims by independent third parties (including, without limitation, governmental entities) and only to the extent that same exceed amounts due from Tenant to Landlord in connection with such default or otherwise (whether as damages or otherwise). Notwithstanding the foregoing, Landlord shall not be responsible for those hazardous substances or hazardous wastes disclosed in the Reports in those areas disclosed in the Reports.


                                   ARTICLE 39

                                 MISCELLANEOUS

                 Section 39.01. The captions of this Lease are for convenience of reference only and in no way define, limit or describe the scope or intent of this Lease or in any way affect this Lease.

                 Section 39.02. The Table of Contents is for convenience of reference only and is not to be deemed or construed in any way as part of this Lease or as supplemental thereto or amendatory thereof. All references herein to Articles, Sections, subsections or subdivisions, shall, unless the context shall clearly evidence a contrary intention, refer to the Articles, Sections, subsections and subdivisions of this Lease.

                 Section 39.03. Any reference herein to any one gender, masculine, feminine or neuter, includes the other two, and the singular includes the plural and vice versa, unless the context requires otherwise. The use herein of the words "successors and assigns" or "successors or assigns" of Landlord or Tenant shall be deemed to include the heirs, legal representatives and assigns of any individual Landlord or Tenant.

                 Section 39.04. Nothing contained in this Lease or otherwise is intended (and same shall not be so deemed, held or construed) to make Landlord a partner or associate of Tenant, or a joint venturer with Tenant, or as making or rendering Landlord in any way liable or responsible for any debts, losses, liabilities or obligations of any kind incurred by Tenant, or for the acts or omissions of Tenant, its agents, officers, servants, employees, representatives, contractors, invitees or subtenants, it being expressly acknowledged, understood and agreed that the re-lationship between the parties is and shall remain solely that of landlord and tenant and not otherwise.

                 Section 39.05. If more than one party is named as or becomes Tenant hereunder, Landlord may require the signatures of all such parties in connection with any notice to be given or action to be taken by Tenant hereunder, unless such parties designate otherwise in form satisfactory to Landlord. Each party named as Tenant shall be jointly and severally liable for all of Tenant's obligations hereunder. Any notice by Landlord to any party named as Tenant shall be sufficient and shall have the same force and effect as though given to all parties named as Tenant.

                 Section 39.06. Notwithstanding anything in this Lease or at law or in equity to the contrary, it is expressly understood, acknowledged and agreed that there shall at no time be or be construed as being any personal liability by or on the part of Landlord (or any officer, director, shareholder, agent, employee, or principal [disclosed or undisclosed] of Landlord) under or in respect of this Lease or in any wise related hereto or the Property, it being further understood, acknowledged and agreed that Tenant is accepting this Lease and the estate created hereby upon and subject to the understanding that it shall not enforce or seek to enforce any claim or judgment or any other matter, for money or otherwise, personally or directly against Landlord (or any officer, director, shareholder, member, partner, joint venturer, principal [disclosed or undisclosed], representative or agent of Landlord) or any other property of Landlord, but shall look solely to the equity of Landlord in and to its interest in the Property for the satisfaction of any and all claims, judgments or remedies of Tenant in the event of any breach by Landlord of any terms, covenants or agreements to be performed by Landlord under this Lease or otherwise, and no other assets or funds of Landlord (or any officer, director, shareholder, agent, employee or principal [disclosed or undisclosed] of Landlord) shall be subject to levy, execution or other judicial process for the satisfaction of any or all of Tenant's claims, judgments or remedies; such exculpation from personal liability as herein set forth to be absolute, unconditional and without exception of any kind.

                 Section 39.07. The term "Landlord" on the date as of which this Lease is delivered, shall mean Ridgefield Associates, but thereafter "Landlord" shall mean only the holder of landlord's interest in this Lease at the time in question so that if Ridgefield Associates, or any successor to its interest hereunder ceases to have any interest in the Property or there is any transfer or transfers of Landlord's interest in the Property, the transferor shall be and hereby is entirely freed and relieved of all agreements, covenants and obligations of Landlord hereunder to be performed on or after (but not prior to) the date of such transfer, and it shall be deemed and construed without further agreement between the parties or their successors in interest or between the parties and the person who acquires Landlord's interest in this Lease that such person has assumed and agreed to carry out any and all agreements, covenants and obligations of Landlord hereunder accruing from and after the date of such transfer.

                 Section 39.08. Neither the submission of this Lease form to Tenant nor the execution of this Lease by Tenant shall constitute an offer by Landlord to Tenant to lease the Property or otherwise. This Lease shall not be or become binding upon Landlord to any extent or for any purpose unless and until it is executed by Landlord and a fully executed copy thereof is delivered to Tenant or Tenant's counsel.

                 Section 39.09. This Lease or any of its provisions may not be waived, changed, modified or terminated orally, but only by a written instrument of waiver, change, modification or termination executed by the party against whom enforcement of any such waiver, change, modification or termination is sought.

                 Section 39.10. This Lease shall be governed by and construed in accordance with the laws of the State of New Jersey (excluding New Jersey conflict of laws) and by the State courts of New Jersey.

                 Section 39.11. Tenant agrees to provide to Landlord: (a) within forty-five (45) days after the expiration of each quarterly period of Tenant's fiscal year during the term of this Lease, a true and correct financial statement of Tenant for such preceding quarter, showing current assets and liabilities, certified to by Tenant's chief financial officer; and
(b) within ninety (90) days after the expiration of each fiscal year of Tenant during the term of this Lease, a true and correct financial statement of Tenant for such year, showing current assets and liabilities, audited by a certified public accountant reasonably acceptable to Landlord.

                 Section 39.12. The agreements, terms, covenants and conditions herein contained shall be binding upon, and shall inure to the benefit of, Landlord and Tenant and their respective successors and (except as otherwise provided herein) assigns.

                 IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.


                                           LANDLORD:

                                           RIDGEFIELD ASSOCIATES



                                           By:____________________________

                                           TENANT:

                                           BIOMATRIX, INC.



                                           By:_____________________________


KRAMER, LEVIN, NAFTALIS,
NESSEN, KAMIN & FRANKEL
(solely to signify its
agreement to act as Escrowee
pursuant to Section 36.01(b))


By:__________________________

                                   EXHIBIT A

                          REAL ESTATE AND IMPROVEMENTS

         ALL that certain tract or parcel of land and premises, situate, lying and being in the Borough of Ridgefield in the County of Bergen and State of New Jersey, more particularly described as follows:

         BEGINNING at a point in the Northerly side line of Pleasant View Terrace West, distant 725.55 feet Westerly from the point of intersection of said Northerly side line of Pleasant View Terrace West with the Westerly line of Railroad Avenue, and running thence (1) North 75 degrees 43 minutes West and partly along the said Northerly side line of said Pleasant View Terrace West and partly along the Northerly line of said Pleasant View Terrace West, if extended, 350.00 feet to a point; thence (2) North 2 degrees 29 minutes 39 seconds West 842.22 feet to a point in the center line of Martling Ditch; thence (3) South 86 degrees 59 minutes East and along the said center line of Martling Ditch 430.00 feet to a point in the Westerly line of lands now or formerly of Faberge, Inc.; thence (4) South 3 degrees 38 minutes East and along the said Westerly line of lands of Faberge, Inc., 378.00 feet to a point; thence (5) South 8 degrees 21 minutes 16 seconds West and still along the said Westerly line of lands of Faberge, Inc. 533.56 feet to a point in the said Northerly side line of Pleasant View Terrace West and the point or place of BEGINNING.

         TOGETHER with an easement 15 feet wide and running along the Easterly boundary of the land described above for the construction and maintenance of a ditch or canal to be used by the owners of the abutting premises for the drainage of surface waters, from their respective land, the center line of said ditch or canal to be located along the center line of the easement 7.5 feet Easterly and parallel with the Easterly boundary of the land described above.

         BEING also known as Lot 25 in Block 167 on the Assessment Map of the Borough of Ridgefield, Bergen County, New Jersey.

         TOGETHER with a non-exclusive permanent easement in favor of the Grantee for the purpose of connecting to the railroad siding serving the lands conveyed herein with the industrial railroad spur constructed and connected with the main line of the Northern Railroad of New Jersey over the premises described above as set forth in Deed Book 5115, Page 346 and modified in Deed Book 5347, Page 246; the right conveyed, with respect to such railroad easement, is limited to the use of the industrial railroad spur in common with others and to the terms, conditions, area, agreements as contained in the easements, agreements between users, and the railroad, all as more fully set forth in Deed Book 5115, Page 346 and modified in Deed Book 5347, Page 246.

         The above description being drawn in accordance with a survey made by Franklyn C. Glucker, Dated July 9, 1982.

         SUBJECT to rights of adjoining owners and others in and to any brook, drain, water course or other ditch which may cross part of premises in question or may cross easement areas including any lands lying north of the southerly bank of the Martling Ditch.

         ALSO SUBJECT to conditions, limitations, and provisions in Deed Book 4492, Page 57, and in Deed of the State of New Jersey to the Mayor and Council of the Borough of Ridgefield, dated September 25, 1967, relating to restrictions on the exclusion of tidewaters, the erection of piers or other improvements or the improvement of lands under water without prior permit from the Department of Conservation and Economic Development, Division of Resource Development.

         ALSO SUBJECT to Utility Easement recorded in Deed Book 5234, Page 476 in favor of Public Service Electric and Gas Company and New Jersey Bell Telephone Company.

         ALSO SUBJECT to rights and conditions granted to Jos. Muscarelle, Inc. by Hanson & Hanson, Inc., the original grantor, in a Deed dated June 20, 1963 and recorded in Deed Book 4508, Page 250, affecting the railroad easement of Grantor.

         ALSO SUBJECT to agreement for railroad right of way dated March 24, 1969 and recorded in Deed Book 5303, Page 8 and supplemental agreement dated March 3, 1970 and recorded in Deed Book 5413, Page 113, between Hanson & Hanson, Inc. and Holland House Brands, Inc.

         ALSO SUBJECT to easement in Deed Book 591, Page 619 (affecting railroad easement).

                                   EXHIBIT B


                 For purposes of the Lease to which this Exhibit is annexed, an "Acceptable Letter" shall mean a no further action letter addressed to all or any of Landlord, Tenant and/or their respective counsel from the New Jersey Department of Environmental Protection stating in substance that: (i) no further investigation or remediation need be taken with respect to the Property, including without limitation the areas of environmental concern identified in the reports, test results and other materials (the "Reports") dated May, 1996 regarding the Property prepared by Paulus, Sokolowski & Sartor, Inc., Tenant's environmental consultant; and that no engineering or institutional controls, including without limitation capping, a deed notice, a declaration of environmental restrictions or other institutional control notice pursuant to P.L. 1993, c. 139 are required with respect to the Property; (ii) no further investigation or remediation need be taken with respect to the Property, including without limitation the areas of environmental concern identified in the Reports provided that a declaration of environmental restrictions, pursuant to P.L. 1993, c. 139, be recorded, which declaration of environmental restrictions shall provide, as its sole and exclusive restriction(s), the prohibition against the use of the Property for residential purposes and/or the identification of the presence of the hazardous waste and/or hazardous substance on the Property identified in the Reports; or (iii) no further investigation or remediation need be taken with respect to the Property, including without limitation the areas of environmental concern identified in the Reports provided that a declaration of environmental restrictions, pursuant to P.L. 1993, c. 139, be recorded, which declaration of environmental restrictions shall provide, as the only two restrictions, (x) the prohibition against the use of the Property for residential purposes and/or the identification of the presence of the hazardous waste and/or hazardous substance on the Property identified in the Reports, and (y) the imposition of engineering controls in the form only of either the existing parking lot, and/or the expansion thereof, or the Building, or both, and which declaration of environmental restrictions shall not impose any financial obligation upon Tenant beyond normal maintenance of the parking lot (as expanded, if required) and/or the Building.

                                   EXHIBIT E


                                 PERMITTED USES


1.       Fabrication, assembling or other processing of:

         (a) Light machinery, such as cash registers, typewriters and other office machines

         (b) Metal products, such as baby carriages, toys, bicycles and metal furniture

         (c)     Paper products, such as boxes, cabinets, furniture and toys

         (d)     Nonalcoholic beverages and foods

         (provided that no such fabrication, assemblage or processing entails the use, production or storage of flammable, explosive or toxic materials as a principal use).

2. Biological, chemical, dental, electronic and pharmaceutical laboratories.

3. The manufacture of thread and yarn, sporting goods, jewelry, cosmetics, pharmaceutical items and leather goods (but not curing, tanning or finishing of hides).

4.       Warehousing and storage of nontoxic materials.

5.       Offices.

6.       Establishments for scientific research and development.

7. Any and all uses currently made or conducted by Tenant at its current New Jersey facility or as a direct extension of such activities.

8.       Accessory uses customarily incident to the aforesaid uses.

                                   EXHIBIT F

                         SUBORDINATION, NON-DISTURBANCE
                            AND ATTORNMENT AGREEMENT


         THIS AGREEMENT, made and entered into as of the _____ day of ___________, 1996__, by and between (hereinafter called "Mortgagee"), Ridgefield Associates, a New York general partnership (hereinafter called "Lessor"), and Biomatrix, Inc., a Delaware corporation (hereinafter called "Lessee");



                             W I T N E S S E T H :



         WHEREAS, by a written lease dated as of January 29, 1996 (hereinafter called the "Lease"), Lessee has leased from Lessor the real estate and improvements thereon located in the Borough of Ridgefield, County of Bergen, State of New Jersey more particularly described in Exhibit A attached hereto (the "Demised Premises"); and

         WHEREAS, Mortgagee is the holder of that certain mortgage, dated as of ________________, made by Lessor to Mortgagee, encumbering the Demised Premises (the "Mortgage"); and

         WHEREAS, Lessee, Lessor and Mortgagee have agreed to the following with respect to their mutual rights and obligations pursuant to the Lease and the Mortgage;

         NOW, THEREFORE, for and in consideration of Ten Dollars ($10.00) paid by each party to the other and the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt whereof is hereby acknowledged, the parties hereto do hereby covenant and agree as follows:

(1) Lessee's interest in the Lease and all rights of Lessee thereunder shall be and are hereby declared subject and subordinate to the Mortgage upon the Demised Premises and its terms, and the term "Mortgage" as used herein shall also include any amendment, supplement, modification, renewal or replacement thereof.

(2) In the event of any foreclosure of the Mortgage or any conveyance in lieu of foreclosure, provided that Lessee shall not then be in default beyond any grace period under





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
         the Lease, Lessee shall not be made a party in any action or proceeding to remove or evict Lessee or to disturb its possession, nor shall the leasehold estate of Lessee created by the Lease be affected in any way, and the Lease shall continue in full force and effect as a direct lease between Lessee and Mortgagee.

(3) After the receipt by Lessee of notice from Mortgagee of any foreclosure of the Mortgage or any conveyance in lieu of foreclosure, Lessee will thereafter attorn to and recognize Mortgagee or any purchaser from Mortgagee at any foreclosure sale or otherwise as its substitute Lessor, and having thus attorned, Lessee's possession shall not thereafter be disturbed provided, and so long as, Lessee shall continue to timely pay all rentals under the Lease and otherwise observe and perform the covenants, terms and conditions of the Lease.

(4) Except as specifically provided for in the Lease, Lessee shall not prepay any of the rents under the Lease more than one month in advance except with the prior written consent of Mortgagee.

(5) In no event shall Mortgagee be liable for any act or omission of Lessor, nor shall Mortgagee be subject to any offsets or deficiencies which Lessee may be entitled to assert against Lessor as a result of any act or omissions of Lessor occurring prior to Mortgagee's obtaining possession of the Demised Premises.

(6) Except as specifically provided for in the Lease (including, without limitation, Articles 36 and 37 thereof), the Lease may not be amended, altered, or consensually terminated without the prior written consent of Mortgagee.

(7) This Agreement and its terms shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, including without limitation, any purchaser at any foreclosure sale.





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
         IN WITNESS WHEREOF, this Agreement has been fully executed under seal on the day and year first above written.



                                           _______________________________



                                           By ____________________________



                                           RIDGEFIELD ASSOCIATES


                                           By ____________________________



                                           BIOMATRIX, INC.


                                           By ____________________________



                            - ADD ACKNOWLEDGEMENTS -





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